       As filed with the Securities and Exchange Commission on May 6, 2004

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                                  VISEON, INC.
------------------------------------------------------------------------------
                 (Exact name of Registrant specified in charter)

Nevada                               3576                        41-1767211
------------------------------------------------------------------------------
(State of                      (Primary Industrial           (I.R.S.  Employer
Incorporation)                  Classification)                    I.D.#)


                        8445 Freeport Parkway, Suite 245
                                Irving, TX 75063
                               Tel: (972) 906-6300
 ------------------------------------------------------------------------------
           (Address, including zip code of principal place of business and telephone number, including area code of
                   Registrant's principal executive offices.)

     John C. Harris                            With a copy to:
     Chief Executive Officer and President     Randall W.  Heinrich
     8445 Freeport Parkway, Suite 245          Gillis, Paris & Heinrich, L.L.P.
     Irving, TX  75063                         8 Greenway Plaza, Suite 818
     Tel: (972) 906-6300                       Houston, Texas 77046
                                               (713) 951-9100

     (Name, address, including zip code and telephone number, including area code of agent for service.)

Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each class                                       Proposed                Proposed
of securities to be         Amount to be             maximum offering           maximum aggregate            Amount of
registered                  registered (1)           price per share (2)        offering price (2)       registration fee
Common Stock                37,592,789 (3)                  $1.52                $57,141,039 (2)            $7,239.77



----------

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on May 3, 2004 or $1.52 per share.

(3) 8,943,089 shares were previously issued to 17 shareholders, up to 8,450,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock recently issued to 40 investors in a series of private placement transactions (the "Investors"), up to 8,450,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock, up to 1,500,000 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued to 8 holders (4 of whom are also Investors) in connection with the sale of the Series A Convertible Preferred Stock and up to 8,982,200 shares issuable upon the exercise of certain warrants issued to 21 holders (2 of whom are also Investors and 14 of which are included in the group of shareholders first mentioned hereinabove).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS         SUBJECT TO COMPLETION, DATED MAY 6, 2004

                                  VISEON, INC.
                        8445 FREEPORT PARKWAY, SUITE 245
                                IRVING, TX 75063
                               TEL: (972) 906-6300

                        37,592,789 SHARES OF COMMON STOCK

                                   ----------

         This prospectus relates to up to 37,592,789 shares of our common stock, $0.01 par value per share, being offered by the persons who are, or will become, our shareholders. These persons are referred to throughout this prospectus as "selling shareholders." Of these shares:

         *        8,943,089 were previously issued to 17 shareholders,

         * up to 8,450,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock recently issued to 40 investors in a series of private placement transactions (the "Investors") and up to 8,450,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock,

         * up to 1,500,000 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock as they accrue from time to time hereafter,

         * up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued to 8 holders (4 of whom are also Investors) in connection with the sale of the Series A Convertible Preferred Stock, and

         * 8,982,200 shares issuable upon the exercise of certain warrants issued to 21 holders (2 of whom are also Investors and 14 of which are included in the group of shareholders first mentioned hereinabove).


All of the common shares, warrants and preferred stock described above (except any shares of common stock which may be issued in the future upon conversion of Series A Convertible Preferred Stock, the exercise of warrants or the payment of dividends) were previously issued in private placement transactions.

         The selling security holders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions or in trading markets for our common stock. We will not receive any cash proceeds from the selling security holders' subsequent sales of the shares covered by this prospectus. However, we will receive the exercise price of a warrant upon its exercise. We will not receive any further cash proceeds upon the conversion of preferred stock.

         Our common stock trades on the NASD OTC Bulletin Board under the symbol "VSNI" The closing price of our common stock on the NASD OTC Bulletin Board on May 3, 2004 was $1.52 per share.

                                   ----------

         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is May 6, 2004.

                                TABLE OF CONTENTS

SUMMARY INFORMATION...............................................................................................3

RECENT EVENTS ....................................................................................................4

RISK FACTORS .....................................................................................................4

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS.................................................................13

USE OF PROCEEDS .................................................................................................14

DIVIDEND POLICY .................................................................................................15

PRICE RANGE OF COMMON STOCK .....................................................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS ............................................................................16

DESCRIPTION OF BUSINESS .........................................................................................23

MANAGEMENT ......................................................................................................31

EXECUTIVE COMPENSATION ..........................................................................................33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..................................................................35

DESCRIPTION OF SECURITIES .......................................................................................37

SELLING SHAREHOLDERS ............................................................................................43

PLAN OF DISTRIBUTION ............................................................................................49

EXPERTS .........................................................................................................50

INDEX TO FINANCIAL STATEMENTS....................................................................................51

                               SUMMARY INFORMATION

         This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including "Risk Factors," before investing in our common stock.

Common stock outstanding                        24,236,407 shares (1)
  prior to this offering

Common stock being offered for                  Up to 37,592,789 shares
   resale to the public

Common stock outstanding                        52,886,107 shares (2)
  after this offering

Price per share to the public              Market or negotiated price at the time of sale or resale.

Total proceeds raised by offering               Viseon, Inc. (the "Company" or "we") will not
                                                receive any proceeds from the resale of shares offered by
                                                any selling shareholders.  The Company did receive proceeds from the issuance of the Series A Convertible Preferred
                                                Stock whose underlying shares of common stock are covered by this prospectus.  We also received proceeds from the sale of our common stock and warrants in private placements.  We
                                                will receive proceeds from the exercise of the warrants
                                                whose underlying shares of common stock are covered by this prospectus. These proceeds may equal as much as $25,748,038 if all of the warrants are exercised.

Use of proceeds                            For working capital and general corporate purposes.

Plan of distribution                            The offering of our shares of common stock is being made
                                                by our shareholders who may wish to sell their shares.
                                                Selling shareholders may sell the shares covered by
                                                this prospectus in the open market or in privately
                                                negotiated transactions and at discounted prices,
                                                fixed prices, or negotiated prices.

Risk factors                                    Significant risks are involved in investing
                                                in our company. For a discussion of risk factors
                                                you should consider before buying our common stock,
                                                see "RISK FACTORS" beginning on page 4.

----------

(1) Does not include up to 18,699,700 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus; does not include up to 8,450,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus; does not include up to 1,500,000, shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

(2) Includes up to 18,699,700 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus, up to 8,450,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus and up to 1,500,000 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

                                  RECENT EVENTS

         In recent years, the Company has faced considerable business and financial challenges. Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition from other group video conferencing product manufacturers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents. In January 2003, the Company decided to change its focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. There can be no assurance that the Company will be successful as a result of this change in focus.

         In addition, the Company's previous line of credit matured on December 5, 2002, at a time when the Company did not have sufficient funds to pay the outstanding balance owed under the line. As a result, the Company defaulted on this loan. On June 26, 2003, all of the lender's rights under this loan were acquired by two of the Company's stockholders (with whom the Company maintained a favorable relationship). Immediately following the assignment of this loan, the terms of the loan were modified so that the Company was required to pay only interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan would have become due. These events represented a favorable development for the Company, affording the Company additional time to reorganize its business focus.

         More recently, in the months of March and April 2004, the Company sold convertible preferred stock and warrants in a series of private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. In connection with this financing, all of the Company's outstanding senior and subordinated secured indebtedness was converted into shares of common stock, greatly improving the Company's balance sheet. Management believes that the completion of this financing favorably changed the Company's outlook (at least in the short-term) in a dramatic way, and that funds generated from this financing will be sufficient to cover the cash needs of the Company for the foreseeable future as the Company pursues its business plan, although there can be no assurance in this regard. Moreover, there can be no assurance that the Company will not encounter financial challenges in the future.

                                  RISK FACTORS

THE SECURITIES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. ACCORDINGLY, THEY SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. YOU SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER, AMONG THE OTHER FACTORS AND FINANCIAL DATA DESCRIBED HEREIN, THE FOLLOWING RISK FACTORS:

         WE HAVE A HISTORY OF LOSSES AND WE EXPECT FUTURE LOSSES.

         We have had a history of operating losses since our inception and we have not achieved profitability. As of December 31, 2003, we had an accumulated deficit of $27,365,720 (unaudited). We expect losses to continue for the foreseeable future. The size of these losses will depend in part on any future product launch, the growth in sales of our products and services and the rate of increase in our expenses. Several factors, including consumer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate significant revenues or attain profitability. Consequently, we may never achieve significant revenues or profitability and, even if we do, we may not sustain or increase profitability on a quarterly or an annual basis in the future. Our ability to continue in business could be jeopardized if we are not able to achieve positive cash flow or profitability or if we are not able to obtain any necessary financing in the future on satisfactory terms.

         THE CURRENT CHANGE IN OUR BUSINESS FOCUS PRESENTS A NUMBER OF CHALLENGES AND MAY NOT PROVE TO BE SUCCESSFUL OR CAUSE US TO BECOME PROFITABLE.

         Historically, we have been a developer of our own videoconferencing systems primarily sold to corporate end users and through OEM relationships with companies such as Philips Electronics, N.V. Beginning with the third quarter of our fiscal 2002, our profit margins were eroded by intense competition from other group video conferencing product manufacturers and resellers. We recognized the need to modify our business model to achieve higher margins and benefit from our portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, we decided to change our focus from being a group video conferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This change has been accomplished by the transfer to a third party (Comlink Video) of our group videoconferencing services contract portfolio in return for its assumption of the associated liabilities and the liquidation of our remaining group video conferencing assets. The only measurable revenues we are now receiving result from the sales of videophones. During the multi-year development efforts of our video conferencing systems business, we developed certain intellectual property, some of which is protected by patents. We are now focused on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on our existing intellectual property. We plan on undertaking the development of these products and services jointly with suitable, established developers and manufacturers. We are currently in the process of identifying and selecting such developers and manufacturers. We are currently a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. We also plan on continuing to form new relationships with other companies to distribute their products alongside our own products.

         Our new marketing strategy is to focus on corporations who have widespread operations across regional, national and international boundaries as well as residential broadband consumers who have historically not purchased video communication products. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. We have a limited history with respect to the direction our business is now taking. There can be no assurance that we will be able to succeed in implementing our strategy, or that we will be able to achieve positive cash flow or profitable operations as a result of these changes in our business.

         SALES OF LARGE QUANTITIES OF OUR COMMON STOCK, INCLUDING THOSE SHARES COVERED BY THIS PROSPECTUS (WHICH MAY BE SOLD AT ANY PRICE AND ANY TIME), COULD REDUCE THE PRICE OF OUR COMMON STOCK.

         We recently completed sales of securities in private placement transactions resulting in the issuance of 338 shares of our Series A Convertible Preferred Stock, each share of which is currently convertible into 25,000 shares of our common stock and warrants to purchase 9,717,500 shares of our common stock. In conjunction with the private placement of our Series A Convertible Preferred Stock, we consummated a series of transactions whereby all senior and subordinated secured indebtedness of the Company was converted into equity and thereby satisfied in full. In the month of March 2004, in six separate transactions, the aggregate total of $1,254,726 in secured debt, constituting all secured indebtedness of the Company, was converted into equity by the issuance of 4,182,422 shares of our common stock. The resale of all of the shares of common stock described in this risk factor immediately above are being registered and are covered by this prospectus. Our common stock trades in the United States only in the over-the-counter market on the OTC Electronic Bulletin Board. We cannot assure investors that the common stock will ever qualify for inclusion on the NASDAQ National Market, American Stock Exchange or other national exchange or that more than a limited market will ever develop for the common stock. Although recently the number of shares traded has increased, volume remains fairly limited, particularly in view of the additional shares covered by this prospectus. Moreover, thus far the prices at which our Common Stock has traded have fluctuated fairly widely on a percentage basis. There can be no assurance as to the prices at which our Common Stock will trade in the future, although they may continue to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the following:

         *        The depth and liquidity of the markets for our Common Stock

         * Investor perception of the Company and the industry in which we participate

         o        General economic and market conditions

Any sales of large quantities of our common stock could reduce the price of our common stock. After the registration statement of which this prospectus is a part has become effective, the holders of the shares covered by this prospectus may sell these shares at any price and at any time determined by them without limitation. If these holders sell large quantities of these shares, our common stock price may decrease and the public market for our common stock may otherwise be adversely affected because of the additional shares available in the market.

         WE MAY BE OBLIGATED, UNDER CERTAIN CIRCUMSTANCES, TO PAY LIQUIDATED DAMAGES TO HOLDERS OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

We have entered into an agreement with the holders of our Series A Convertible Preferred Stock that requires us to file and continuously maintain as effective, a registration statement covering the underlying shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock and the exercise of our Series A-1 and A-2 Warrants. Such a registration statement, of which this prospectus is a part, must be declared effective on or before August 4, 2004 and thereafter continuously remain effective for a specified term. If such a registration statement whenever filed has not been declared effective on or before August 4, 2004 or we fail to maintain as effective continuously thereafter any such registration statement, we will have an obligation to pay liquidated damages to the holders of our Series A Convertible Preferred Stock in an amount, as a group, of as much as $253,500 per month

         QUARTERLY, SEASONAL AND OTHER FLUCTUATIONS IN OUR BUSINESS AND OPERATING RESULTS MAY DEPRESS THE TRADING PRICE OF OUR COMMON STOCK.

         Our operating results have fluctuated widely in the past and we expect that these results will fluctuate in the future due to a number of factors. We do not control many of these factors. These factors include the following (as well as other factors described in other Risk Factors):

         *        Changes in general economic conditions

         * Changes in specific economic conditions prevailing in the communications industry and other technology industries

         *        The timing and size of the orders for our products

         * The level and mix of inventory that our distribution channels hold

         * The level and mix of inventory that we hold to meet future demand

         *        The mix of products we sell

         *        The cost and availability of product components

         *        Manufacturing costs

         *        Changes in our distribution network

         * The impact of disruptions at the sites of our primary manufacturing partners due to any reason

         * The impact of seasonality on our various product lines and geographic regions

         *        The level of royalties we must pay to third parties

         *        The impact of variable stock option accounting

         As a result of all of the factors discussed herein, as well as others, we believe that period-to-period comparisons of our historical results of operations are not good predictors or indications of our future performance. If our future operating results are below the expectations of investors or any stock market securities analysts who follow our stock, our stock price may decline.

         THE UNCERTAINTY CREATED BY CURRENT ECONOMIC CONDITIONS AND POSSIBLE TERRORIST ATTACKS AND MILITARY RESPONSES THERETO COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO SELL OUR PRODUCT AND PROCURE NEEDED FINANCING.

         Current conditions in the domestic and global economies are extremely difficult and uncertain. As a result, we expect to experience an even greater than usual challenge in developing and launching our proposed personal videophone products. We expect that the future direction of the overall domestic and global economies will have a significant impact on our overall performance. The success of ongoing changes in fiscal, monetary and regulatory policies worldwide will continue to influence the business climate in which we operate. If these actions are not successful in spurring overall economic recovery and growth, we expect that our business will be negatively impacted, as customers will be less likely to buy our products. Moreover, the terrorist attacks in 2001 and military responses thereto have created many economic and political uncertainties that have severely impacted the global economy, the long-term effects of which and the consequences to our business remain unknown. In addition, the potential for future terrorist attacks or war as a result thereof is creating worldwide uncertainties making it very difficult to estimate how quickly the economy will recover.

         RAPID TECHNOLOGICAL CHANGES IN OUR MARKET COULD CAUSE OUR PRODUCTS TO BECOME OBSOLETE OR OTHERWISE HARM US COMPETITIVELY.

         We operate in a highly technological industry segment that is subject to rapid and frequent technology and market demand changes. These changes can often quickly render existing technologies obsolete. Management expects future technology will be superior to technology that we (and others) now have. Our success depends on our ability to assimilate new technologies in our products and to properly train sales staff, distributors and resellers in the use of those products. The success of our future products depends on several factors, including proper new product definition, product cost, timely completion and introduction of future products, differentiation of future products from those of our competitors and market acceptance of these products. Additionally, properly addressing the complexities associated with DSL and cable modem compatibility, sales training, reseller training, technical and sales support as well as field support are also factors that may affect our success in this market. Further, the shift of communications from circuit-switched to IP-based technologies over time may require us to add new sales staff, distributors and resellers and gain new core technological competencies. We are attempting to address these needs and the need to develop future products through our outsourced development efforts. Although we believe our product offerings will be designed to assimilate future technical advances, there can be no assurance that any such future advances or the development of new or competitive products by others will not render our products less competitive or obsolete. Furthermore, we may not identify successful new product opportunities and develop and bring new products to market in a timely manner. Additionally, we cannot assure you that competing technologies developed by others will not render the products we develop or our current technologies obsolete or noncompetitive. The failure of our new product development efforts and any inability to service or maintain the necessary third-party interoperability requirements would harm our business and results of operations.

         Moreover, obsolescence can require write-downs in inventory value when the recorded value of existing inventory is determined to be greater than its fair market value. For example, this situation occurred in 2001 and again in 2002, when we recorded material excess and obsolescence charges associated with our inventory of Mediapro products. In the future, the level of our then current product inventory may be deemed excessive or obsolete and we may have to write down much or all of such inventory, which could adversely affect our profitability.

         OUR RELIANCE ON VARIOUS THIRD PARTIES GENERATES VARIOUS RISKS.

         Our operations will depend on a number of third parties. We will have limited control over these third parties. For example, we intend to rely on our existing outside sales force. Although this sales force has significant experience in marketing new products and services in the industry, it has only limited experience in marketing the products we intend to develop to consumers. There can be no assurance that our outside sales force will be successful in implementing our new marketing and distribution strategy. Moreover, we intend to rely on a third party manufacturer to assist in the development of our proposed personal videophone products, and thereafter we will also completely depend on the same or another third party manufacturer to produce these products. We have not yet entered into any definitive agreement with a third party manufacturer nor have we even definitively determined who this manufacturer will be. We cannot be sure that our third party contractors will perform their obligations as expected or that any revenue, cost savings or other benefits will be derived from the efforts of these parties. If any of our third party contractors breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner, we may be delayed or prevented from launching or marketing our products and services. If our relationships with these parties are non-exclusive, they may also support products or services that compete directly with ours, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our products and services. This outcome would harm our ability to achieve market acceptance and brand recognition and otherwise compete effectively.

         PRODUCT DEFECTS OR ERRORS MAY HAVE A NEGATIVE IMPACT ON OUR REVENUES, DAMAGE OUR REPUTATION AND DECREASE OUR ABILITY TO ATTRACT NEW CUSTOMERS.

         Products as complex as those that we are developing often contain errors or defects, particularly when first introduced and when new versions or enhancements are released. Although we will strive to assure that our products have no errors or defects, there can be no assurance that (despite testing) our products will be devoid of defects and errors upon commencement of commercial shipments. Any defects or errors could result in damage to our reputation, the loss of sales, a diversion of our product development resources, or a delay in market acceptance and thereby materially adversely affect our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could also give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management's attention and resources. Any general liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

         OUR INABILITY TO RETAIN AND ATTRACT QUALIFIED PERSONNEL AS NEEDED COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

         We highly depend on our key management, technical and marketing personnel, particularly, John Harris, our Chief Executive Officer and Rob Wolf, our Chief Financial Officer. The loss of key personnel or consultants, or the inability of any of them to devote sufficient attention to our operations, could materially adversely affect our results of operation and the future development of our business. No member of management has entered into an employment agreement or covenant not to compete agreement with us. Consequently any member of management could terminate his employment relationship with us at any time for any reason. Moreover, we do not maintain key man life insurance on any member of management. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform, or that we would be able to hire additional, qualified management personnel to perform such responsibilities. Our success may depend, in large part, on our ability to retain and attract highly qualified, management-level personnel. Our success in attracting these persons will depend on many factors, including the ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that we will be successful in attracting or retaining highly qualified individuals in key management positions. .

         LIMITATIONS ON CLAIMS AGAINST OUR OFFICERS AND DIRECTORS, AND OUR OBLIGATION TO INDEMNIFY THEM, COULD PREVENT OUR RECOVERY FOR LOSSES CAUSED BY THEM.

         The laws of the State of Nevada applicable to corporations organized thereunder provide that a corporation may limit the liability of its directors to the corporation and its shareholders. Our Certificate of Incorporation has limited our directors' liability to the fullest extent permitted by applicable law. Moreover, our bylaws provide that we may indemnify each director, officer, agent and/or employee to the extent required or permitted by the laws of the State of Nevada, if the individual is eligible as provided thereby. Further, we may purchase and maintain insurance on behalf of any such individuals whether or not we have the obligation or ability to indemnify them against the type of liability for which such insurance may be acquired. Consequently, we could bear substantial losses as a result of the actions of our officers, directors, agents and employees and we could be prevented from recovering such losses from such persons. The U.S. Securities and Exchange Commission (the "Commission") maintains that indemnification for liabilities arising under the Securities Exchange Act of 1933 (the "Act") is against the public policy expressed in the Act and is therefore unenforceable.

         OUR FAILURE TO PROTECT PROPERLY OUR PROPRIETARY INFORMATION, TECHNOLOGY AND EXPERTISE COULD SERIOUSLY HARM OUR BUSINESS.

         We rely on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect our proprietary rights. In fiscal year 1998, we amended our U.S. utility patent application for our peripheral video conferencing system, originally filed in September 1994, to narrow and refocus our claims. We received this patent on our system on September 1, 1998 (U.S. Patent No. 5,802,281), a second patent on June 6, 2000 (U.S. Patent No. 6,073,192) a third patent on May 28, 2002 (U.S. Patent No. 6,397,275) and a fourth patent on February 11, 2003 (U.S. Patent No. 6,519,662). In addition, we have applied for various other U.S. and foreign patents relating to our videoconferencing technology, some of which have not been granted to date. There can be no assurance that our measures to protect our intellectual property will be successful, that we will be granted any patents in the future, or that any patents that have been or may be granted will be of value to us. In the absence of meaningful intellectual property protection, we may be vulnerable to competitors who could lawfully attempt to develop similar products or duplicate our products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology or gain access to our intellectual property rights, disclose such technology in their patent application or design around our patents. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. While we believe that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others, there can be no assurance that such conflicting rights do not exist. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.

         We have from time to time received, and may in the future receive, communications from third parties alleging the ability to initiate litigation asserting patent or other intellectual property rights covering our products. We cannot assure you that we will prevail in any such litigation, that intellectual property claims will not be made against us in the future or that we will not be prohibited from using the technologies subject to any such claims or be required to obtain licenses and make corresponding royalty payments.

         Any intellectual property litigation in which we become involved, either as a claimant or a defendant, could result in substantial costs and diversion of resources that could adversely affect our business. There can be no assurance that we will have sufficient funds to enforce or defend our intellectual property rights or that we would ultimately prevail in any such litigation.

         INTENSE COMPETITION COULD SERIOUSLY HARM OUR BUSINESS.

         We face significant competition in the markets in which we intend to offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved characteristics and performance. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and any products we develop in the future. We expect that most of our competitors will be well established, better known and significantly larger than we are with substantially greater technical, manufacturing, marketing and financial resources. The greater resources of many of our competitors may permit them to respond more rapidly to changes in technology than we can. Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with other companies in the industry that provide or support products we offer. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer. However, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices or introduce new products that carry lower margins in order to expand the market or stimulate demand for our products. While we cannot assure you that these actions would have the desired result, any of these actions could have an adverse impact on our product margins and profitability.

         OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH FUTURE RELIANCE ON INTERNATIONAL OPERATIONS.

         We expect that our broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East, possibly in China, Taiwan or South Korea. Because of our expected international operations and relationships and our expected reliance on foreign third-party manufacturing, assembly and testing operations, we are subject to the risks of conducting business outside of the United States, including:

         *        changes in political and strategic relations between the U.S.
                  and the countries in which we do business

         *        changes in foreign currency exchange rates

         * changes in a specific country or region's political or economic conditions, particularly in the current difficult situation in the Korean peninsula

         * trade protection measures and import or export licensing requirements

         *        potentially negative consequences from changes in tax laws

         * difficulty in managing widespread sales and manufacturing operations

         *        less effective protection of intellectual property

         Any adverse change in any of the matters described above or any other adverse international developments could materially adversely affect our business, results of operations and financial condition.

         LAWS OR REGULATIONS COULD EXPOSE US TO LEGAL ACTION IF WE FAIL TO COMPLY OR COULD REQUIRE US TO CHANGE OUR BUSINESS.

         Because our products and services are expected to provide our customers with methods of electronic communication, it is difficult to predict the laws or regulations that will be applicable to our business. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business. Among the many regulations that may be applicable to our business are the following:

         * Federal Communications Commission regulations relating to the electronic emissions of consumer products

         * Federal Communications Commission regulations relating to consumer products that connect to the public telephone network

         * Federal Communications Commission regulations relating to consumer products that connect to the Internet

         * copyright laws relating to the use of copyrighted audio and video media

Changes in the regulatory climate or the enforcement or interpretation of existing laws could expose us to legal action if we fail to comply. In addition, any of these regulatory bodies could promulgate new regulations or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of our products and services.

         OUR INABILITY TO MANAGE THE FUTURE GROWTH THAT WE ARE ATTEMPTING TO ACHIEVE COULD SEVERELY HARM OUR BUSINESS.

         We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

         * We will need to improve our operational and financial systems, procedures and controls to support our expected growth and any inability to do so will adversely impact our ability to grow our business. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational systems and controls could adversely impact our relationships with customers and harm our reputation and brand.

         * We will need to attract and retain qualified personnel, and any failure to do so may impair our ability to offer new products or grow our business. Our success will depend on our ability to attract, retain and motivate managerial, technical, marketing, administrative and customer support personnel. Competition for such employees is intense, and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. If we are unable to hire, train, retain or manage the necessary personnel, we may be unable to successfully introduce new products or otherwise implement our business strategy.

         * We will need to provide acceptable customer support and any inability to do so will impair our ability to develop consumer acceptance of our products. We expect that some of our customers will require significant support when evaluating and using our products. We do not have experience with widespread deployment of our products and services to a diverse customer base and in the future we may not have adequate personnel to provide the levels of support that our customers will require. Our failure to provide adequate customer support for our products or services will damage our reputation in the marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing customers and could harm our reputation and brand.

If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

         OUR AUTHORIZED PREFERRED STOCK EXPOSES SHAREHOLDERS TO CERTAIN RISKS.

         Our Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share. The authorized but unissued preferred stock constitutes what is commonly referred to as "blank check" preferred stock. This type of preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without shareholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Such preferred stock may provide our Board of Directors the ability to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of May 3, 2004, 338 shares of preferred stock, designated as Series A Convertible Preferred Stock, were issued and outstanding and 4,999,662 shares of preferred stock were authorized but not issued. No other series of preferred stock has been designated by the Board of Directors.

         WE HAVE CERTAIN OBLIGATIONS AND THE GENERAL ABILITY TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, AND SUCH FUTURE ISSUANCES MAY DEPRESS THE PRICE OF OUR COMMON STOCK.

         We have various obligations and the ability to issue additional shares of common stock in the future. These obligations and abilities include the following:

         * Approximately 2,618,012 registered shares of our common stock are available for issuance to outside consultants to compensate them for services provided

         * Options to purchase approximately 1,362,250 unregistered shares had been granted as of May 3, 2004

         * Warrants to purchase approximately 27,411,826 unregistered shares of common stock had been issued as of May 3, 2004

         * Dividends payable on our Series A Convertible Preferred Stock may be paid in shares of common stock at the option of the Company. The current amount of dividends payable on the outstanding shares of Series A Convertible Preferred Stock is $845,000 per year, payable quarterly.

         The options and warrants described above permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these options or warrants would further dilute the percentage ownership of existing shareholders. The terms on which we could obtain additional capital during the life of these options and warrants may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing shareholders may be diluted if we issue additional shares in the future. For issuances of shares and grants of options to consultants, our Board of Directors will determine the timing and size of the issuances and grants and the consideration or services required therefore. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing shareholders in connection with any such issuance or grant. Nonetheless, future issuances of additional shares could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

         THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

         The trading price of our common stock has been below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 that are inapplicable to securities trading at higher prices. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share (a "penny stock"), subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock at this level. As a consequence, the market liquidity of our common stock could be severely limited by these regulatory requirements.

          RANDOM FLUCTUATIONS IN THE PRICE OF OUR STOCK, POSSIBLY BASED ON FACTORS BEYOND OUR CONTROL, COULD CAUSE A STOCKHOLDER TO SELL HIS SHARES AT A TIME WHEN OUR STOCK PRICE IS DEPRESSED.

         The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including:

         * statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically, as has occurred in the past

         * the announcement of new products or product enhancements by our competitors or us

         *        technological innovations by our competitors or us

         *        quarterly variations in our results of operations

         * general market conditions or market conditions specific to technology industries

         *        domestic and international macroeconomic factors

         In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology companies similar to us. These fluctuations are often unrelated to the operating performance of the specific companies. As a result of the factors identified above, a shareholder (due to personal circumstances) may be required to sell his shares of our common stock at a time when our stock price is depressed due to random fluctuations, possibly based on factors beyond our control.

         BECAUSE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, SHAREHOLDERS MAY HAVE TO SELL THEIR SHARES OF OUR COMMON STOCK TO REALIZE A RETURN ON THEIR INVESTMENT IN THE COMPANY.

         The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, we have paid no cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in our shares of Common Stock may be realized only through a sale of such shares, if at all.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE SHARES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus contains forward-looking statements within the meaning of Section 24A of the Securities Act of 1933. These statements appear in a number of places including "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". These statements regard:

         * Our belief that sales of our products may be disproportionately high during the holiday shopping season when compared to other times of the year

         * Our belief that our product offerings will be designed to assimilate future technical advances

         * Our belief that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others

         * Our belief that, given the right business opportunities, we may expand our operations rapidly and significantly

         * Our belief that we have maintained key personnel in all functional areas necessary to successfully execute our business strategy for fiscal year 2004

         * Our belief that we are well positioned to establish a new consumer electronics product, thereby increasing future revenues and profitability

         * Our belief as to the reasonableness of the estimates and assumptions we make that form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources

         * Our belief that we should not encounter any meaningful difficulty in procuring the requisite certifications and approvals

         * Our belief as to the principal competitive factors we will face in our markets

         * Our belief as to the amounts ultimately payable, if any, in connection with certain litigation and claims arising in the ordinary course of business

         * Our expectations regarding the marketing expenses to build and promote a brand image

         * Our expectations regarding the basis upon which we will compete in our markets

         * Our expectations regarding by whom and where our broadband videophone products will be manufactured, assembled and tested

         * Our expectations regarding the compatibility of our personal videophones with other products

         * Our expectations regarding the establishment of a formal manufacturing quality process

         * Our expectations regarding order fulfillment and customer support

         * Our expectations regarding our initial sales and distribution strategy

         * Our plan on undertaking the development of our products and services jointly with suitable, established developers and manufacturers

         * Our plan on continuing to form new relationships with other companies to distribute their products alongside our own products

         * Our intent to focus on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services

         *        Our intent to rely on our existing outside sales force

         * Our intent to use a variety of marketing programs to build awareness of our products

         * Our intent to compete in the consumer videophone market vigorously in all aspects

         * Our intent to take additional steps to protect our patents from infringement by others

            Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "estimates," "will," "should," "plans" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "RISK FACTORS" immediately above. As a result, these forward-looking statements represent the Company's judgment as of the date of this prospectus. The Company does not express any intent or obligation to update these forward-looking statements.

                                 USE OF PROCEEDS

         The potential net proceeds to the Company from the exercise of the warrants for shares of common stock covered by this prospectus will be up to approximately $25,748,038. The Company intends to use such net proceeds, if any, for general working capital and other corporate purposes. As of the end of trading hours on May 3, 2004 when the Company's common stock closed at $1.52 per share, all of the warrant shares covered by this prospectus were "in-the-money," meaning that the holder of the warrant could acquire the shares at a strike price lower than the market price then in effect. There can be no assurance that any of these warrants will be exercised before they expire and, as a result, that the Company will receive any proceeds from them. Even if some or all of these warrants are exercised, the Company cannot predict when they will be exercised and when the proceeds will be received.

          The Company will receive no proceeds from the conversion of the convertible preferred stock.

         The Company will receive no proceeds from any sales of the shares of common stock issuable upon the exercise of the warrants. The selling shareholders of these shares will receive all of the net proceeds from such sales.

                                 DIVIDEND POLICY

         The Company has paid no cash dividends on its Common Stock and the Company presently intends to retain earnings to finance the expansion of its business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion. Holders of our Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly (beginning in May 2004) in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment).

                           PRICE RANGE OF COMMON STOCK

         Since July 25, 1995 (the date of the Company's initial public offering of Common Stock), the Company's Common Stock has been traded over-the-counter and was quoted on the NASDAQ Small Cap Market System until December 20, 1999. Thereafter, the Company's stock has been quoted on the OTC Bulletin Board System. The following table sets forth the high and low closing sales prices for the Company's Common Stock as reported by NASDAQ and the OTC Systems. Such quotations represent interdealer prices, without retail markup, markdown or commission, and do not necessarily represent the price of actual transactions for the fiscal quarters indicated.


                                                      HIGH             LOW
                                                  -------------    -------------
2002

First Quarter                                     $        1.01    $         .55
Second Quarter                                             1.83              .65
Third Quarter                                              1.19              .44
Fourth Quarter                                              .85              .55

2003

First Quarter                                     $        1.02    $         .49
Second Quarter                                              .97              .15
Third Quarter                                               .48              .22
Fourth Quarter                                              .54              .23

2004

First Quarter                                     $        1.25    $         .38
Second Quarter                                             1.50              .82


         As of May 3, 2004 there were (a) 24,236,407 shares of Common Stock outstanding, held of record by approximately 109 persons (although the Company has been informed that there are approximately 1,700 beneficial owners) (b) outstanding options to purchase an aggregate of 1,362,250 shares of Common Stock, (c) outstanding warrants to purchase an aggregate of 27,411,826 shares of Common Stock, and (d) 338 shares of Series A Convertible Preferred Stock outstanding, convertible at the then current conversion price into an aggregate of 8,450,000 shares of Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock for the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                                    OVERVIEW

         Viseon, Inc., a Nevada corporation, (the "Company") was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Phillips Electronics, N.V. Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition from other group video conferencing manufacturers and resellers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, we completed our change in focus from being a group video conferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer of our group video conferencing services contract portfolio and the associated liabilities and obligations to Comlink Video and the liquidation of our remaining group video conferencing assets bought at an auction by various purchasers. The only measurable revenues we are now receiving result from the sales of videophones to corporations and consumers.

         Our independent certified public accountant has added an emphasis paragraph to its report on our consolidated financial statements for the year ended June 30, 2003 regarding our ability to continue as a going concern. Key to this determination was our historical losses, negative cash flows from operations for our last fiscal year, and a working capital deficiency. Management plans to try to increase sales and improve operating results through
(i) increased marketing and direct sales activities to corporate customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers, (iii) continued measures to minimize overhead and (iv) initiatives to monetize our intellectual property rights. The Company recently raised $8,450,000 million (prior to offering expenses) from the sale of its Series A Convertible Preferred Stock with warrants in a series of private placement transactions in March and April 2004. Management believes that the funds generated from its recent private placement financing activities will be sufficient to cover the cash needs of the Company in the foreseeable future, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or we do not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.

         In February 2003, the Company received notice of allowance for all of its pending patent applications from the European Patent Office for the following countries: Austria, Belgium, Denmark, France, Germany, Great Britain, Greece, Ireland, Italy, Lichtenstein, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, and Switzerland. To date, the Company has received confirmation of issuance in Austria, Denmark, Germany, Greece, Spain, and Sweden. The Company is exploring the possibilities and options to license these patents in the various countries. However, no assurance can be made as to the future value of these patents.

         The Company owns five U.S. and eighteen foreign patents relating to interactive audio and video communications. The first of these patents was filed in 1994 and issued in 1998. The Company has licensed certain patents to one company and has entered into a covenant not to sue with another. We intend to enter into additional licensing agreements concerning our intellectual property with third parties and to continue to protect the value of our intellectual property assets by investigating all potential infringements thereof and vigorously prosecuting, to the fullest extent of applicable law, each justiceable claim resulting therefrom.

         The Company intends to begin aggressively licensing its intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company has retained an intellectual property law firm on a contingent fee basis to assist the Company with its licensing efforts and anticipated litigation to enforce the Company's intellectual property rights. The Company plans on undertaking the development of its videophone products and services jointly with suitable, established developers and manufacturers. The Company is currently in the process of identifying and selecting the developers and manufacturers and has been appointed as a distributor of a broadband videophone manufactured by Leadtek, an Asian partner, for the territory geographically defined as North America. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

            The Company's current marketing strategy targets two diverse market segments: (i) corporations who have widespread operations across regional, national and international boundaries and (ii) residential consumers who have historically not purchased video communication products in the past. Distribution may include the utilization of arrangements with providers of broadband internet access, such as cable Multi System Operators (MSO's) and telephone companies that provide Digital Subscriber Line (DSL) services. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. The Company has a limited history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

                              RESULTS OF OPERATIONS

         Because of the thorough modification of the Company's business model described above and elsewhere herein, the Company's historical information is not necessarily indicative of what its operating results, financial position and cash flows will be in the future.

                      THREE MONTHS ENDED DECEMBER 31, 2003
                COMPARED TO THREE MONTHS ENDED DECEMBER 31, 2002

            Net Sales. Net sales for the second quarter of fiscal year 2004 were $37,161 down 86.8% from $282,534, in the second quarter of fiscal year 2003. The decrease in sales in the second quarter of fiscal year 2004 was a result of lower sales volume associated with the Company's lower selling prices on the VisiFone and an overall reduction in the actual number of sales. Sales for the second quarter of 2003 included sales of $278,260 related to group video conferencing products and services.

            Gross Profit (Loss). Gross profit was $77,191 in the second quarter of fiscal year 2004 compared to a gross loss of ($675,848) during the second quarter of fiscal year 2003. The gross profit in the second quarter of fiscal 2004 includes ($66,830) reduction in the Company's inventory reserve compared to $600,000 increase in the Company's inventory reserve in the second quarter of fiscal 2003. Cost of goods sold as a percentage of net sales in the second quarter of fiscal year 2004 was 72.1% compared to 126.8% in the second quarter of fiscal year 2003. During the second quarter of fiscal year 2004, the Company continued to sell its new VisiFone products to both corporate and consumer customers.

            Research and Development Expenses. Research and development expenses were $28,221 for the second quarter of fiscal year 2004, or 75.9% of net sales, compared to research and development expenses of $20,017 or 7.1% of net sales for the second quarter of fiscal year 2003. Actual expenses increased approximately $8,204 as a result of an increase in resources dedicated to the development of the Company's VisiFone.

            Selling, General and Administrative Expenses. Selling, general and administrative expenses were $615,744 or 1,657.0% of net sales for the second quarter of fiscal year 2004 compared to $407,034 or 144.1% of net sales for the second quarter of fiscal year 2003. Overall expenses increased by $208,710 compared to fiscal year 2003. The primary increase in expenses was associated with the launching of the Company's new VisiFone product line. These expenses included approximately $7,765 non-cash expense related to depreciation and amortization, $6,945 non-cash expenses related to variable stock option accounting rules, $312,473 in non-cash stock compensation expenses related to services rendered by consultants, who provided, among other things development, marketing and sales services to the Company. Total non-cash expenses were $327,183 for the second quarter of fiscal 2004. The Company anticipates that, in the remaining two quarters of fiscal 2004, selling, general and administrative expenses will be less relative to the same quarter in fiscal 2003 due to the Company's focus of its efforts on its new product.

            Other Income (Expense). Other expense was ($214,939) in the second quarter of fiscal year 2004, compared to other income of $162,911 in the second quarter of fiscal year 2003. The net change from fiscal 2004 to fiscal 2003 was primarily due to a one-time gain of $314,712 on the sale of deferred revenue contracts recorded in the second quarter of fiscal 2003 and increased amortization of warrant costs in fiscal 2004 associated with a higher amount of subordinated debt and the warrant cost associated therewith.

            As a result of the foregoing, net loss for the second quarter of fiscal year 2004 was ($430,965), or ($.02) per common share compared to a net loss of ($939,988) or ($.06) per common share in the second quarter of fiscal year 2003. The net loss in fiscal 2004 includes a gain from extinguishment of debt in the amount of $350,748.

                       SIX MONTHS ENDED DECEMBER 31, 2003
                 COMPARED TO SIX MONTHS ENDED DECEMBER 31, 2002

         Net Sales. Net sales for the six-month period ended December 31, 2003 were $67,860, down 92.6% from $915,060 for the six-month period ended December 31, 2002. The decrease in net sales during the six-month period ended December 31, 2003 was a result of lower sales volume associated with the Company's lower selling prices on the VisiFone and an overall reduction in the actual number of sales. Net sales for the six months ended December 31, 2002 included sales of the Company's remaining inventory of group video conferencing systems.

         Gross Profit (Loss). Gross profit was $74,350 for the six-month period ended December 31, 2003, compared to a gross loss of $(612,751) during the six-month period ended December 31, 2002. Cost of goods sold as a percentage of net sales for the six-month period ended December 31, 2003 was 88.9% compared to (101.4%) during the six-month period ended December 31, 2002. Gross profit increased $687,101 due to adjustments of ($66,830) (reduction in inventory valuation reserve) and $600,000 (increase in inventory valuation reserve) for the six-month period ended December 31, 2003 and December 31, 2002, respectively.

         Research and Development Expenses. Research and development expenses were $29,767, or 43.9% of sales for the six-month period ended December 31, 2003, compared to research and development expenses of $45,206, or 4.9% of sales for the six-month period ended December 31, 2002. Actual expenses decreased approximately $15,439 during the six-month period ended December 31, 2003 as a result of lower head count associated with the Company's change of focus to the new VisiFone product line. The Company anticipates significantly increasing its research and development expenses over the final two quarters of fiscal 2004 and through fiscal 2005.

         Selling, General and Administrative Expenses. Selling, general, and administrative expenses were $1,079,064 for the six-month period ended December 31, 2003 or 1,590.1% of sales, compared to $1,444,070 or 157.8% of sales for the six-month period ended December 31, 2002. The decrease in selling, general and administrative expenses during the six-month period ended December 31, 2003 was primarily a result of lower head-count required to support the Company's personal videophone product as compared to the level of staff required to support the previous line of products.

                            YEAR ENDED JUNE 30, 2003
                      COMPARED TO YEAR ENDED JUNE 30, 2002

         Net Sales. In fiscal year 2003, net sales decreased to $1,032,761, down 86% from $7,452,346 in fiscal year 2002. In fiscal year 2003, the Company began to phase out its existing product lines for group video conferencing in favor of focusing its efforts on the VisiFone (broadband personal video telephone).

         Direct sales to end-users were approximately $887,400 and $7,100,000 during fiscal years 2003 and 2002, respectively, a decrease of $6,212,600. This decrease is a direct result of the Company's decision to focus its efforts on launching a lower priced product line and the expiration of its agreement with RSI Marketing, LLC in December 2002.

         In fiscal year 2003, there were no OEM sales. In contrast, fiscal year 2002 OEM sales accounted for approximately 2% of total net sales, or approximately $200,000. Fonytel, S.A. represented the only remaining OEM customer that purchased products in fiscal year 2002 and did not purchase any products in fiscal year 2003.

         Sales through resellers and distributors during fiscal 2003 were $145,361, compared to approximately $152,000 during fiscal year 2002. The sales in this fiscal year were derived from the sale of the Company's remaining new group videoconferencing inventory to one distributor.

         Net sales in the fourth quarter of fiscal year 2003 were approximately $23,114 compared to approximately $1,347,121 for the fourth quarter of fiscal year 2002. The decrease in net sales during the fourth quarter of fiscal year 2003 was primarily a result of selling a lower priced product line and a reduction in the actual number of sales made. Approximately $8,500 in revenue was derived from VisiFone sales and $14,614 was derived from the sale of remaining group videoconferencing products, whereas, all of the sales in fiscal year 2002 were derived from group video conferencing product lines.

         Average selling prices decreased during fiscal year 2003 compared to fiscal year 2002 as a result of the change in focus to the VisiFone from a group video conferencing system. The retail price of the VisiFone is now $599.00.

         To increase sales volume, the Company is focusing its efforts on developing and supporting its new product the VisiFone(TM) Personal Broadband Videophone. With this strategy, and an expected continuing market increase, the Company expects increased sales in fiscal year 2004 compared to fiscal year 2003.

         Gross Profit (Loss). The Company generated a gross loss of ($771,628) or (74.7%) of net sales for fiscal year 2003 compared to a gross profit of $1,796,177 or 24.1% of net sales for fiscal year 2002. Cost of goods sold in fiscal year 2003 amounted to $1,457,121 or 141% of net sales, compared to $5,656,169 or 75.9% of net sales in fiscal year 2002. This higher cost of goods sold as a percentage of net sales during fiscal year 2003 was due primarily to the sell off of the remaining group video conferencing line of products.

         Management expects gross margin percentages to stabilize to approximately 35% for fiscal year 2004.

         Research and Development Expenses. Research and development expenses were $71,992 or 7.06% of net sales for fiscal year 2003 compared to $275,617 or 3.7% of net sales for fiscal year 2002. Beginning in fiscal year 2002 and continuing in fiscal year 2003, the Company continued to minimize its overall development strategy by eliminating the majority of its internal development projects and focusing its resources on identifying opportunities to partner with other companies to share technology and jointly develop new products. This strategy has resulted in a reduction in the number of development employees and associated expenditures during fiscal year 2003 compared to fiscal year 2002. $71,227 of research and development expenses was associated with depreciation of computer software, equipment furniture and fixtures.

         Selling, General and Administrative Expenses. Selling general and administrative expenses were $3,045,054 or 294.8% of net sales for fiscal year 2003 compared to $3,017,637 or 40.5% of net sales for fiscal year 2002. The percentage increase was due to the lower sales volume and higher non-cash consulting expenses in fiscal year 2003 compared to fiscal year 2002.

         During fiscal year 2003, the Company completed expense reduction measures to minimize net losses, conserve cash and re-position the Company for expected future sales growth. During fiscal year 2003, the Company terminated 7 positions across various functional areas of the Company. The Company has also continued to reduce other costs in the areas of facilities, communications, professional services and other support costs throughout fiscal year 2003. The Company believes it has maintained key personnel and outsourced additional personnel when necessary in all functional areas to successfully execute its business strategy for fiscal year 2004.

         Other Income and Expense. In fiscal year 2003, other income and expense was ($135,926) compared to ($154,184) for fiscal year 2002. Other income was $320,907 in fiscal year 2003 compared to $1,980 in fiscal year 2002. The reason for this major difference was a one-time gain of $314,712 associated with the sale of deferred revenue contracts in fiscal year 2003. Interest income was $0 in fiscal year 2003 compared to $2,637 in fiscal year 2002. Amortization of original issue discount related to warrants was $349,892 compared to $26,560 in fiscal year 2002. Interest expense was $106,846 in fiscal year 2003 compared to $174,529 in fiscal year 2002. Other expense was $95 in fiscal year 2003 compared to $57,712 in fiscal year 2002.

         Net Operating Loss Carryforwards. The Company has net operating loss carryforwards for financial statement and income tax reporting purposes of approximately $23,100,000, which may be used to offset taxable income in future years. If not used, these carryforwards will begin to expire in 2010. Changes in the Company's ownership have caused changes in ownership under section 382 of the Internal Revenue Code of 1996, which limits the use of the Company's net operating loss carryforwards existing as of the date of the ownership change. It is not anticipated that any limitation would have a material adverse effect on the Company.

         As a result of the above, the net loss for fiscal year 2003 was $4,466,390, or $0.29 per share, compared to a net loss of $1,651,261 or $0.13 per share for fiscal year 2002. In connection with its strategic plan, the Company is forming key new strategic relationships, has restructured operations, in preparation for launching its new product line and believes it is well positioned to establish the VisiFone(TM) as a new consumer electronics product, thereby increasing future revenues and achieving potential profitability in the future.

         Total non-cash items amounted to $2,029,296 for fiscal year 2003, compared to $603,721 in fiscal year 2002. Depreciation and amortization of $338,143 in fiscal year 2003, compared to $358,999 in fiscal year 2002, amortization of original issue discount of $349,892 in fiscal year 2003, compared to $26,560 in fiscal year 2002, impairment of software and covenants not to compete of $441,790 for fiscal year 2003, common stock issued for services rendered of $602,456 in fiscal year 2003, compared to $143,633 in fiscal year 2002, common stock warrants issued for services rendered of $292,581 in fiscal year 2003, compared to $0 in fiscal year 2002 and compensation related to stock options of $4,434 in fiscal year 2003, compared to $74,529 in fiscal year 2002.

                         LIQUIDITY AND CAPITAL RESOURCES

         For the past couple of years, we have been obtaining funds in comparatively small amounts on an "as needed" basis from various sources primarily through short-term loans, the private placement of small amounts of equity securities, sale of convertible notes payable with warrant coverage and the exercise by warrant and option holders of their rights to purchase the Company's common stock. Once received, these funds have sustained us financially only for a limited time, after which they become exhausted and additional funds are required. We have also attempted to minimize our cash outlays by reducing headcount and paying certain obligations in shares of the Company's common stock. Because of this manner of financing, we have had varying amounts of cash on hand at any particular time. As of December 31, 2003, we had cash on hand in the amount of $377.

         Through December 31, 2003, we had been unable to make required payments of principal and interest on certain debt obligations. Our lenders had been cooperating with us by extending due dates on payment obligations and not exercising other rights available to them such as foreclosure on our assets. We had also been unable to pay certain trade payables as they became due.

         In March and April 2004, we sold a new series of convertible preferred stock and warrants in four private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. Additionally, in separate transactions, the Company converted all of its preexisting secured indebtedness and related accrued interest in the amount of $1,254,726 to equity. Management expects that the funds raised will be adequate to sustain our operations through calendar 2005.

                            YEAR ENDED JUNE 30, 2003
                      COMPARED TO YEAR ENDED JUNE 30, 2002

         Cash and Cash Equivalents. Cash and cash equivalents totaled $7,784 on June 30, 2003 compared to $0 on June 30, 2002.

         Net Cash provided by Operating Activities. The amount of cash provided by operating activities was $28,074 during fiscal year 2003 compared to cash used in operating activities of $1,715,807 during fiscal year 2002. The amount of cash provided by operating activities during fiscal year 2003 resulted from the Company's efforts to reduce accounts receivable, selling of slow moving inventory, and the issuance of common stock in lieu of cash compensation to consultants.

         In connection with its change in focus to the personal broadband videophone line of products, business volume decreased approximately 98% during fiscal year 2003, accounts receivable decreased $1,267,176 from June 30, 2002 to June 30, 2003, or approximately 98%. Accounts payable increased $360,830 due to delays in payments to vendors during the fiscal year, which continued though June 30, 2003. Such delays were necessary in order for the Company to preserve cash for operations while completing its efforts to obtain additional capital.

         Total inventories decreased $1,080,582 as of June 30, 2003 compared to June 30, 2002 primarily as a result of the Company's change in focus to selling the Company's personal videophone. Overall inventory levels are expected to increase during fiscal year 2004 as the Company launches its new VisiFone.

         Net Cash Used in Investing Activities. Cash used in investing activities during fiscal year 2003 was $61,620 compared to $135,149 fiscal year 2002.

         Net Cash Provided by Financing Activities. Cash provided by financing activities during fiscal year 2003 was $41,330. The Company received proceeds of $610,000 from the net proceeds of private common stock and warrant placements, $686,706 from the issuance of a subordinated note payable which included the issuance of warrants, $40,521 from the exercise of stock options by former employees and $1,295,897 was used to repay the Company's secured credit facility.

         On September 8, 2002, the Company issued 83,333 shares of common stock to an accredited investor at $.60 per share, which was purchased under a Stock Purchase Agreement for a total price of $50,000. In connection with the Stock Purchase Agreement, the Company issued warrants to purchase 83,333 shares of its common stock at a price of $.60 per share to this same accredited investor.

         On September 18, 2002, the Company issued 333,333 shares of common stock purchased by an accredited investor at $.60 per share, which was purchased under a Stock Purchase Agreement for a total price of $200,000. On September 28, 2002, the Company issued 166,666 shares of common stock purchased by an accredited investor at $.60 per share under a Stock Purchase Agreement for a total price of $100,000. In connection with the Stock Purchase Agreement, the Company issued warrants to purchase 166,666 shares of its common stock at a price of $.60 per share to this same accredited investor.

         On September 28, 2002, in consideration of consulting services provided by a third party, the Company issued warrants to purchase 350,000 shares of its common stock at a price of $.60 per share. These warrants were valued at $254,205 using the Black-Scholes pricing model.

         During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby these investors would purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a five-year warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering.

         During March 2003, in consideration of consulting services provided by a third party, the Company issued warrants to purchase 260,000 shares of its common stock at a price of $.25 per share. These warrants were valued at $38,376 using the Black-Scholes pricing model.

         During May 2003, the Company agreed to convert currently payable short-term indebtedness into a long term, convertible, secured, promissory note issued by the Company to Carbone Holdings, LLC in the principal amount of $300,000. This promissory note provides that any amounts due thereunder may be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. These warrants were valued at $300,000 using the Black-Scholes pricing method.

         During May 2003, the Company agreed to convert currently payable short-term indebtedness into a long term, convertible, secured, promissory note issued by the Company to Active Management, LLC in the principal amount of $120,000. This promissory note provides that any amounts due thereunder may be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. In partial consideration of this agreement Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. These warrants were valued at $120,000 using the Black-Scholes pricing method.

         On June 13, 2003, the Company issued to Wire One Technologies, Inc. (an accredited investor) 211,433 shares of the Company's common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.

         Our previous line of credit (secured by virtually all of our assets) matured on December 5, 2002, at a time when we did not have sufficient funds to pay the outstanding balance owed under the line, resulting in our default thereunder. This situation entitled the lender, Silicon Valley Bank, to liquidate our assets, possibly causing us to cease operations or seek bankruptcy protection. The outstanding balance owed by us on this loan was approximately $386,200 as of June 30, 2003 when Exim Corporation and Henry Mellon, two of our shareholders with whom we are on favorable terms acquired this debt obligation. On June 30, 2003, immediately following the assignment of the loan, the Company entered into an agreement with Exim Corporation and Henry Mellon to restructure certain terms of this indebtedness which included the execution and delivery of a separate promissory note to each of them. The restructured promissory notes extended the maturity date for 18 months until December 31, 2004, reduced the interest rate to 12% per annum and required no payments other than quarterly interest payments. The terms of the restructured notes also provided that any amounts due thereunder could be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents ($0.30) per share. At maturity, if not converted, the balance of the loan would have to have been paid in cash or extended by further agreement with our lenders to modify the loan terms, to avoid the possible assertion of secured creditor's rights and remedies. The assignment of the loan as just described represented a favorable development; giving the Company much needed time to reorganize its business focus. Exim Corporation and Henry Mellon each received a warrant to purchase 644,510 shares of common stock of the Company at a per-share price of $0.30. These warrants were valued at $193,353 each using the Black-Scholes pricing model. The entire principal balance of both of the restructured notes, including interest, was converted to shares of our common stock in March 2004.

         We note that, even before the Silicon Valley Bank loan matured, we were not in compliance with certain of the covenants in the documentation governing this loan, and the possibility exists that we may fail in the future to comply with covenants governing our borrowing arrangements. In addition to the default on the former Silicon Valley Bank indebtedness, we were also in default on all monthly interest payments due on two subordinated secured convertible notes in the aggregate original principal amount of $300,000 that were originally scheduled to mature in full on June 30, 2003. We have modified these notes so that all principal of and accrued but unpaid interest on these subordinated notes shall be due and payable in full on December 31, 2003. At that time, we will have to pay the outstanding balance owed or modify the terms of the notes again, or else face the possible assertion of creditor's rights and remedies.

                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowances for doubtful accounts, sales returns and allowances, inventory reserves, goodwill and purchased intangible asset valuations, warranty reserves, restructuring costs, litigation and other contingencies. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

         We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:

         Revenue Recognition. The Company records sales revenue at the time merchandise is delivered. The Company ensures the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission (SEC). In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition", SAB No. 101, as amended, which sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

         When product sales revenue is recognized, we establish an estimated allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimated liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenues would result. Revenue from the licensing of patents is recognized at the time of a patent agreement is executed and the goods, services and/or cash consideration due the Company is received. Revenue from post-contract customer support and any other future deliverables is deferred and recognized over the support period or as contract elements are delivered. Our products typically carry a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery costs that differ from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.

         Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

         Inventory Valuation. Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess and obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future sales demand for our products within a specified time horizon, generally 24 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts.

         If our sales forecast is less than the inventory we have on hand at the end of an accounting period, we may be required to take excess and obsolete inventory charges that will decrease gross margin and net operating results for that period.

                             DESCRIPTION OF BUSINESS

                              BUSINESS DEVELOPMENT

         Viseon, Inc. (the "Company"), a Nevada corporation formerly known as "RSI Systems, Inc.," historically has been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Philips Electronics, N.V. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary Viseon, Inc., which was the surviving entity of the merger, thereby effectuating a change the domicile of the Company to Nevada from Minnesota and a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the "Common Stock").

         Beginning with the third quarter of the Company's fiscal 2002, the Company's profit margins were eroded by intense competition from other group video conferencing product manufacturers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fifth of which was issued in November 2003. In January 2003, we decided to change our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of our group videoconferencing services contract portfolio and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone.

         The VisiFone is a low-cost broadband videophone. It is a self-contained system that does not require a PC or any external equipment. The VisiFone operates on any broadband connection including high-speed Internet connections via DSL or cable modem and is compatible with both home and office networks. The VisiFone is both H.323 and SIP compliant. It is compatible with most corporate video conferencing systems. The VisiFone can be used by corporations and consumers.

         The Company intends to enter into additional agreements whereby it may grant a license of its intellectual property to third parties in furtherance of developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company plans on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. The Company is currently in the process of identifying and selecting the developer and manufacturer and has also become a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

         The Company's marketing strategy targets corporations with widespread operations across regional, national and international boundaries as well as residential consumers who have historically not purchased video communication devices in the past. All of these developments have affected and will continue to affect the Company's financial model in terms of margins, cash flow requirements and other areas. The Company has a limited operational history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

                               INDUSTRY BACKGROUND

         Traditional telecommunication networks use a fixed electrical path that travels through a series of switches across the network. These networks were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these networks are indeed reliable for their initially intended use, these networks are not well suited to service the explosive growth of digital communications applications.

         Traditional networks transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content. Traditional networks are also expensive to build because each subscriber's telephone must be individually connected to the central office switch, which are usually several miles away from a typical subscriber's location. The digital component of the traditional telecommunications infrastructure is also less efficient than modern networks because it allots fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted. Further, it is difficult for telecommunication service providers to provide new or differentiated services or functions, like video communications, that the network was not designed to accommodate.

         In contrast to the traditional telecommunications infrastructure or public switched telephone network (PSTN), data networks -- such as the Internet or a corporate LAN -- utilize a "packet-switched" system in which information between two communicating terminals (for example, a PC downloading a page from a web server) is transmitted in the form of small data packets that travel through a series of switches, routers, and hubs across the network. Packet-switched networks have been built mainly for carrying non-real-time data. The advantages of such networks are their efficiency, flexibility, and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth. Furthermore, many terminals can share the same connection to the network. The exponential growth of the Internet in recent years has proven the scalability of these underlying packet networks. The most common protocol used for communicating on these packet networks is Internet Protocol, or IP.

         As broadband connectivity has become more available and less expensive, it is now possible for service providers to offer voice and video services that run over these IP networks to businesses and consumers. Providing such services has the potential to both substantially lower the cost of telephone and equipment costs to these customers and to increase the breadth of features available to the end-user. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential. To enable such new products to take hold, service and equipment suppliers need semiconductor products and software to connect input and output devices to the networks and the software that runs on the network that enables these input/output devices to be easily installed, operated, and managed, as well as to replace common functionalities of the legacy switched network, such as billing and operator/directory assistance

         There are three basic categories of personal video communication devices in the consumer market. Most popular have been the PC-based systems that operate over dial-up or broadband connections using either open standards such as H.323 or proprietary systems using a variety of protocols.

                  PC-Based Systems; Software Coder/Decoders (Codecs). Low cost PC add-on systems utilizing Complimentary Metal Oxide Semiconductor
         (CMOS) cameras and Windows-based software compressor/de-compressors (codec) have gained reasonably broad acceptance. Commonly known as Web cams, these types of systems offer low-quality video with generally less than 10 frames per second (fps), rendering the video and audio choppy, blurry and delayed. PC-based systems using software codecs are available at prices under $100 from companies including Logitech, and many others. According to International Data Corporation, shipments of Web cams totaled 5.5 million in 2001 and were projected to be 6.0 million in 2002. The Company's personal videophones are expected to be fully compatible with most of this installed base when using Microsoft NetMeeting and a broadband connection. PC-based systems using software codecs lack an intuitive, familiar interface of a "phone".

                  PC-Based Systems; Hardware Codecs. Certain systems available from VCON, Polycom, Zydacron and others utilize an independent microchip(s) for the codec function. It is housed either in an external module, which may include the camera, or on a card installed in a PC. Depending on the available bandwidth, these systems can offer corporate quality audio and video over either IP and/or ISDN. They are, however, still limited in the size of the image on the PC display device, have a complicated user interface and instability issues due to the underlying PC platform. These systems are available at prices from $500 to $1,200. They also lack an intuitive, familiar interface of a "phone".

                   The Personal Videophone. There are three types of personal videophones. The first of these are POTS videophones, which operate over analog phone lines (ITU - H.324) and have been marketed for years with little success. This is primarily due to their very poor video quality. Due to the limited bandwidth of POTS, these systems generally deliver video at less than five frames per second (fps). Examples include systems from AT&T, Panasonic and C-Phone, all of which failed to achieve reasonable sales volumes and have now been discontinued. Two models of POTS videophones currently being sold in the US market include a Korean model retailing for approximately $300 and a recent entry into this category, the Beamer from Vialta. The second type of personal videophone utilizes the ISDN telephone network. These have been produced for over ten years. The target market for most manufacturers has been the corporate market for desktop use or by news organizations to relay information from remote places via satellite. Several manufacturers produce videophones that operate on ISDN networks, including Tandberg of Norway, Motion Media of the UK and Aethra of Italy. The cost of ISDN is approximately $50 per month per 128k circuit for the basic line plus approximately $10 to $100 per hour for domestic transport at speeds from 128k to 384k. ISDN-based videophones retail for between $1,200 and $9,000 depending on the manufacturer, features and screen size. The third type of personal videophone uses the Internet Protocol (IP). The Company is distributing videophones that are made by Leadtek, a manufacturer based in Taiwan. We are currently evaluating several other manufacturers that can build and/or provide a Company-branded IP videophone that implements many new proprietary enhancements. IP-based videophones were introduced to the U.S. market in 2000 and have recently been introduced by several foreign manufacturers. IP Videophones have recently been priced between $299 and $1295.

                              PRODUCTS AND SERVICES

         The personal broadband videophones currently sold by the Company are available in two models, a desktop version that comes with a screen, and a set-top version that does not have an integrated screen but requires a separate display device. The Company does not manufacture these models, which are manufactured under contract for the Company by Leadtek, a Taiwan stock exchange listed company. These products meet specifications that are functionally equivalent to the Company's patented intellectual property, which formed the basis for the Company's rationale in distributing these products. The Company has begun the design process for the next generation of personal videophones, which will have a number of new features. New product features in future generations of the personal videophone will enhance the consumer experience and allow the broadband providers to more easily provision and manage a network to support personal videophones. Provisions for new standards such as H.264 and protocols such as Session Initiation Protocol (SIP) are also planned.

              MANUFACTURING, ORDER FULFILLMENT AND CUSTOMER SUPPORT

         The Company expects that its broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East (possibly in Taiwan or South Korea) either pursuant to a long-term manufacturing agreement or on a purchase order basis. The Company is currently in the process of identifying and selecting the developer and manufacturer, but no final decision on this selection has been reached. The Company expects that the selected manufacturer will procure components and other supplies, manufacture, assemble and test the Company's products. By outsourcing the entire manufacturing process, the Company will be able to focus on development and design, minimize capital expenditures, rely on a third party with more manufacturing expertise and avoid the need to find and maintain facilities for manufacturing operations. However, if the selected manufacturer were to stop manufacturing the Company's products, the Company would need a considerable period of time to qualify, select and enter into a suitable agreement with an alternative manufacturer, and the Company's results of operations could be harmed. The Company expects that the components of the Company's products will be purchased from various vendors. Single source suppliers may supply some of such components, and alternative sources may not be readily available in sufficient quantities or at an attractive cost. The Company expects to establish a formal manufacturing quality process that includes qualification of material supplier sources, product-specific process definition and qualification, measurement of key manufacturing processes and test metrics, a closed-loop corrective action process and an outgoing sampling audit of finished product. There can be no assurance, however, that this process will result in products of the requisite quality. The Company expects that final products will be delivered to the Company or a logistics partner for order fulfillment. The Company expects to provide comprehensive customer support after the sale to help ensure that its customers have reliable, effortless experiences.

                              MARKET AND MARKETING

Corporate Market

         Although it may be expected that broad adoption of personal videophones could be achieved in Fortune 1000 size companies, sales of our products in this market is not likely to generate substantial volume as compared to the consumer market. Larger corporations already have the option of utilizing PC-based 384k IP systems that can be managed by existing network management infrastructures. The technical support infrastructure for PC-based video conferencing systems already exists within most major companies.

         The primary corporate prospects for personal videophones will most likely be in the sub-Fortune 1000 size companies as well as in the 33 million telecommuters that work for companies of all sizes. The decline in prices of group videoconferencing systems has produced unit growth, yet the cost is still generally above $5,000 for an "entry" level system. Personal videophones can create a new price point for video conferencing at less than $600 per endpoint.

Consumer Market

         The consumer personal broadband videophone market is by far the largest and most intriguing prospect base. Because it requires a minimum of 128k for transmission of quality video and audio, use of personal videophones will most likely be limited to those individuals with access to a broadband Internet connection, typically via Digital Subscriber Line (DSL) or Cable Modem (CM). As of the spring of 2003, roughly 31% of the Internet connected U.S. households used either DSL or CM access. In March 2004, PEW Research Institute estimated the total number of adult Americans with residential broadband access at home to be forty-eight (48) million of which twenty (20) million were DSL, 1.6 million were satellite and the remainder via CM.

         Initially, it is expected that the sales of personal broadband videophones in the consumer market will be made to existing broadband IP users. Some 37% of the current broadband users live in households with incomes over $75,000, according to the Pew Research Institute. These are the "early adopters" who have the income necessary to purchase a personal videophone outright, without financing, if necessary. This would be followed by sales to those broadband customers who are attracted by broadband provider-based financing programs and eventually to those individuals who will see the availability of personal videophones as a reason to install broadband IP connectivity whether they have a home PC or not.

Business Development, Sales and Marketing

         The current goals of our business development and sales departments are to build relationships that fall into four basic categories: broadband provider relations, product sales, consumer electronics manufacturing and patent licensing.

         Broadband provider relations is focused on engaging cable television system operators and telephone companies on the merits of offering video telephony products and services to their subscribers and introducing them to the VisiFone.

         Product sales are focused on engaging corporate and education related customers to purchase our products to communicate internally between key departments, executives, locations and customers.

         Consumer electronics manufacturing is focused on engaging major electronics manufacturers to participate with the Company in the future development and widespread distribution of our products in the U.S.

         Patent licensing involves both the business development area as well as our outside legal advisors who have been engaged to help the Company monetize its U.S. patents. Working with our legal advisors, the business development team is focused on identifying potentially infringing products and their manufacturers.

         Independent consultants are currently performing all of the functions of the business development and sales departments.

         By outsourcing much of the entire sales process, the Company is able to minimize overhead costs by avoiding the need to pay salaries and to maintain facilities for a sales force.

         The Company believes that building brand awareness will be important to the Company's success. The Company intends to use a variety of marketing programs to build awareness of its products through mass-media advertising, targeted advertising, end user promotions, public relations campaigns, strategic promotional efforts and in-store retail merchandising. In September 2003 the Company began a wide range of product promotion and placement programs encompassing Television, Radio, Newspaper and In-Flight Movie distribution.

                    APPROVALS, CERTIFICATIONS AND REGULATION

         Government and telecommunications carrier approvals, safety certifications and Electromagnetic Compliance (EMC) certifications are a key requirement for electronic systems that use the telephone network. The Company is required to obtain certain Safety, EMI and Telephone certifications for its family of consumer broadband videophone products as prerequisite to sale into the United States and other countries. The Company currently relies on its manufacturing supplier to provide a product with the requisite approvals and certifications. While the Company believes that it should not encounter any meaningful difficulty in procuring the requisite certifications and approvals, there can be no assurance of the Company's ability to procure these. Moreover, the Company cannot predict whether it will obtain necessary approvals and certifications for the systems and similar products or for future products in additional countries. Also, the Company cannot predict whether any change in applicable law or regulations might adversely affect the Company's ability to sell its products in a particular country.

                                   COMPETITION

         The Company intends to compete in the consumer videophone market. The Company expects this market will evolve rapidly and be intensely competitive. Competitive pressures created by any current or future competitors could materially adversely affect the Company's business, prospects, financial condition and results of operations. The Company believes that the principal competitive factors in its markets will be brand recognition, price, product performance, reliability, range of functions, ease of use, and customer service. The Company intends to compete vigorously in all of these aspects. There are several existing competitors in the broadband communications market, including 8x8, Aethra, D-Link, Innomedia, Leadtek, Motion Media, Polycom, Sony, Tandberg asa, VCON, VTEL Products Group and Worldgate. The Company believes that all of the manufacturers and distributors of these competing products have (and most future competitors will have) substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets, and promotional and other strategic partners than the Company has. In addition, videophones face competition from PC-based Internet video, offerings from mobile phone manufacturers and potentially current telephone manufacturers. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. The Company believes one of the keys to establishing long-term success in this marketplace will be for the Company to favorably distinguish itself from its existing and future competition and to successfully enforce its patent rights. Another key will be the introduction of the Company's videophones at competitive prices. There can be no assurance that the Company will be successful in favorably distinguishing its products, introducing its videophones at competitive prices (if at all), or successfully competing in this market. Competitive pressures faced by the Company may materially adversely affect the Company's business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could materially adversely affect its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company, if not render the Company's products obsolete.

                  INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         The Company's success depends in part on its proprietary information, technology and expertise. The Company relies on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect its proprietary rights. In fiscal year 1998, the Company amended its U.S. utility patent application for its peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus the Company's claims. The Company received this patent on its system on September 1, 1998, a second patent on June 6, 2000, a third patent on May 28 2002, a fourth patent on February 25, 2003, and a fifth patent on November 25, 2003. The Company also received notification of allowance from the European Patent Office (EPO) for the Company's first European Patents, which were originally filed in 1995. The EPO represents many countries in the European region. The Company has received confirmation of issuance of European patents in Austria, Denmark, Germany, Greece, Spain and Sweden and is awaiting confirmation in eleven other countries. The Company has also applied for various United States and foreign patents relating to its videoconferencing technology, some of which have not been granted to date.

         In the future, the Company intends to take additional steps to protect its patents from infringement by others, including demanding that suspected infringers cease their infringement and the filing of lawsuits seeking injunctions and monetary damages. The Company has no assurance that these actions will prove successful or serve to protect the Company's patents.

         With respect to its technical employees and consultants, the Company requires these employees to sign an agreement which obligates them to keep confidential certain trade secrets and information of the Company and to assign to the Company any inventions arising from their work for the Company, as permitted by law. Depending on the responsibilities of a particular employee, the Company may also consider having such an employee sign a non-compete agreement.

                                  ACQUISITIONS

         The Company does not now intend to conduct an active acquisition program, but may consider select acquisitions on a case-by-case basis. The Company does not now have any possible acquisitions under consideration. The Company has not developed, nor does it currently intend to develop, a valuation model or a standardized transaction structure it will use. Instead, the Company anticipates considering each acquisition on a case-by-case basis. However, the Company expects that the purchase price for an acquisition candidate, if any, will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational compatibility, future prospects and customer base.

         Any acquisition is expected to be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both (i) amounts allocated to in-process technology and immediately charged to operations and
(ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and evaluated for impairment at least annually. The results of operations of the acquired entity would be consolidated with those of the Company as of the date the Company acquires effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, the Company may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of the Company's overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, the Company may incur significant non-cash expenses related to such acquisitions.

         Acquisitions also involve a number of risks, including adverse effects on the Company's reported operating results from increases in acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Customer satisfaction or performance problems with an acquired firm also materially and adversely affect the reputation of the Company as a whole, and any acquired company could significantly fail to meet the Company's expectations. Due to all of the foregoing, any individual future acquisition may materially and adversely affect the Company's business, results of operations, financial condition and cash flows. If the Company issues Common Stock in full or partial consideration of any future acquisitions, there will be ownership dilution to existing shareholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.

                            RESEARCH AND DEVELOPMENT

         The Company incurred research and development expenses of $29,767, $71,992 and $275,617 for the six months ended December 31, 2003 and the years ended June 30, 2003 and 2002, respectively. We expect research and development expenses to grow in the remainder of fiscal year 2004 as we continue to develop our new product line.

                                    EMPLOYEES

         On March 31, 2004, the Company had three full-time employees and one part-time employee; one in operations and customer support, one in administration and two executives. None of the Company's employees is represented by a labor union. The Company believes its employee relations are good.

         The Company outsources a variety of sales, marketing and operational functions to other third parties on an as needed basis.

                             DESCRIPTION OF PROPERTY

         The Company now subleases 1,599 square feet of office space for its headquarters in Irving, Texas under a lease agreement that expires on June 30, 2006. The Company believes its current space is sufficient for its current needs and anticipates acquiring additional space if necessary. Previously, the Company subleased 4,229 square feet of space for its headquarters in Irving, Texas under a lease agreement, which expires in April 2005. The remaining commitment related to the previous headquarters is approximately $119,960.

         The Company also owns a limited amount of tangible property and the intellectual property rights associated with its patents that have been granted and its patents that have been applied for.

                                LEGAL PROCEEDINGS

         On June 22, 2001, the Company initiated a suit in the United States District Court for the District of Minnesota, Hennepin County, Minnesota against Forgent for reasonable royalties and lost profits associated with alleged infringement of the Company's first two U.S. patents numbers 6,073,192 and 5,802,281. The United States District Court granted a partial summary judgment in favor of Forgent, which resolved certain claims advanced. Forgent and the Company thereafter submitted briefs on the remaining issues, which included the payment of attorneys' fees and the dismissal of the litigation. On November 24, 2003, the Court dismissed the action finding that said Court lacked subject matter jurisdiction over the action and ruled that each party bear its own attorney's fees and costs. Subsequent to such ruling, on December 23, 2003, Forgent filed a brief in support of its motion for reimbursement of legal fees and costs. The Company timely filed a reply brief in response thereto in support of its position that the motion was moot as the issue raised therein had been previously ruled on and resolved by November 24, 2003 order. The United States District Court has yet to render a decision on this matter and the Company intends to continue to vigorously defend against the claims asserted.

         The Company is subject to certain other litigation and claims arising in the ordinary course of business. Management believes the amounts ultimately payable, if any, as a result of such claims and assessments will be less than the required disclosure thresholds of the U.S. Securities and Exchange Commission (the "Commission").

                              AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 and exhibits relating thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of which this prospectus is a part. This prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to the Company and the securities of the Company covered by this prospectus. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the related document filed with the Commission.

         The Company has registered as a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). As a consequence, the Company will file with the Commission Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K. The Annual Reports on Form 10-KSB will contain audited financial statements. After they are filed, these reports can be inspected at, and copies thereof may be obtained at prescribed rates, at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains a World Wide Web site that contains reports, proxy statements and information statements and other information (including the Registration Statement) regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company's reports can be inspected at, and copies downloaded from, the Commission's World Wide Web.

                                   MANAGEMENT

         The directors and executive officers of the Company are as follows:


         Name                               Age           Positions
         John C. Harris                     42            Chairman of the Board, Chief
                                                          Executive Officer and President

         Robert A. Wolf                     44            Chief Financial Officer

         Brian Day                          40            Director

         Gerard Dube                        49            Director

         W.R. Howell                        67            Director

         Charles Rey                        56            Director

         John Harris has been a director and Chief Executive and President of the Company since February 2001. From May until December 2000, Mr. Harris served as Chief Executive Officer of Diversified Technologies Group, Inc., a company that provides enhanced fax services. From October 1999 until May 2000, Mr. Harris was Chief Executive Officer of CBQ, Inc., an e-business solutions provider. From March of 1999 until joining CBQ, Inc., Mr. Harris served as President of Paragon Innovations, Inc., an embedded device design firm. From 1986 until 1998, Mr. Harris was President and CEO of CompuNet Support Systems, Inc. CompuNet provided networking, systems integration and business building applications.

         Rob Wolf has been Chief Financial Officer of the Company since March 2004. Mr. Wolf served as Chief Financial Officer of HR First Contact, LLC, an operator and franchisor of pre-employment screening service centers, since February 2001 and Chief Financial Officer of BTi Employee Screening Services, Inc., from June 2000 until its sale in January 2001. Mr. Wolf was Chief Financial Officer of NuVision Technologies, Inc., a company involved in the sales and leasing of video conferencing equipment and network services and a division of TANDBERG, asa from November 1998 until May 2000. Mr. Wolf began his career in the audit division of Arthur Andersen & Co. (March 1982 to May 1989).

         Brian Day has been a director of the Company since October 2001 and is the Chief Executive of Life-Harbor, Inc. Mr. Day joined Life-Harbor in June 2003. Mr. Day was Chief Financial Officer of Octave Communications, Inc., an audio communications technology company, from June 1999 until its sale in January 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. and prior to that, Chief Financial Officer of Span Instruments, Inc.

         Gerard Dube has been a director of the Company since November 2001. Mr. Dube is currently President of Xtend, Inc. a wireless telecommunications services company. Mr. Dube founded Xtend, Inc. in September 2001. From December 1999 until September 2001, Mr. Dube was employed by the Internet consulting firm, Zefer, as co-founder and Executive Vice President. From 1994 to 1999, he served in senior executive level positions with Computer Sciences Corp, including President of the Integrated Business Services unit.

         W. R. Howell has been a director of the Company since October 2001. Mr. Howell has been Chairman Emeritus of J.C. Penney Inc., since 1997 and was Chief Executive Officer of J.C. Penney from 1983 to 1996. Mr. Howell is also a director of American Electric Power, Deutsche Bank Trust Company Americas, ExxonMobil, Halliburton, Pfizer, and Williams Companies.

         Charles Rey has been a director of the Company since October 2001 and has been Chief Executive Officer of Heartland Direct Group marketing company since 1975. Mr. Rey is also Chairman of the Board of POPS Direct, a consumer Internet marketing company.

         The authorized number of directors of the Company is presently fixed at five. Each director serves for a term of one year that expires at the following annual shareholders' meeting. Executive officers are appointed by the Board of Directors and serve until their successors are appointed.

         There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer. Specifically, John Harris, President and CEO, is no relation to Henry Harris, Sr.

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee supervises the financial affairs of the Company and generally reviews the results and scope of the audit and other services provided by the Company's independent accountants and reports the results of their review to the Board and to the Company's management. The Compensation Committee has general responsibility for management of compensation matters, including compensation arrangements for officers and incentive compensation for employees of the Company. Currently the Audit Committee consists of Messrs Brian Day and Gerald Dube. The Compensation committee consists of Messrs W.R. Howell and Charles Rey.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid by the Company to its Chief Executive Officer as of June 30, 2003 for services in all capacities to the Company during fiscal years ended June 30, 2003, 2002 and 2001 (for purposes hereof, the Chief Executive Officer and Chief Financial Officer of the Company are referred to herein as the "Named Executive Officers"). Other than for the individuals listed below, no person received cash compensation of more than $100,000 in fiscal year ended June 30, 2003.


                                 SUMMARY COMPENSATION TABLE (1)

                           ANNUAL                             LONG-TERM
                           COMPENSATION                       COMPENSATION
(a)                        (b)              (c)               (f)               (g)              i)
                                                              RESTRICTED        SECURITIES
NAME AND                   FISCAL                             STOCK             UNDERLYING       ALL OTHER
PRINCIPAL POSITION         YEAR             SALARY            AWARDS            OPTIONS          COMPENSATION
------------------         ------------     ------            ------------      ----------       ------------
John C. Harris             2001(2)           45,500             0                     0                     0
CHIEF EXECUTIVE            2002             130,000             0               250,000                     0
OFFICER AND                2003             130,000             0                     0                     0
PRESIDENT


----------

(1) The Columns designated by the U.S. Securities and Exchange Commission for the reporting of bonuses, other annual compensation and long-term incentive plan payouts have been eliminated as no such bonuses, annual compensation or payouts were paid to any specified person during any fiscal year covered by the table.

(2)      Mr. Harris became President and CEO in February 2001.

         In January 2004, the compensation committee approved a cash payment in the amount of fifty thousand dollars and the grant of 200,000 shares of the Company's common stock to Mr. Harris in consideration of his past performance and his agreement to continue his employment with the Company. Mr. Harris had previously earned a performance bonus in the amount of fifty thousand dollars. In addition, the compensation committee also approved the grant to Mr. Harris, pursuant to the Company's 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company's common stock in connection with his agreement to continue to serve as the Company's CEO for an additional two years.

         In February 2004, the compensation committee also approved the grant to Rob Wolf, pursuant to the Company's 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company's common stock in connection with his agreement to serve as the Company's CFO for two years.

                               STOCK OPTION GRANTS

                  The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended June 30, 2003.

                  OPTION EXERCISES/VALUE OF UNEXERCISED OPTIONS

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION VALUES (1)

         The Named Executive Officers did not exercise any stock options during the fiscal year ended June 30, 2003. The Company has not granted any SAR's of any kind. The following table sets forth the number of securities underlying options exercisable at June 30, 2003, and the value at June 30, 2003 of exercisable in-the-money options remaining outstanding as to the Named Executive Officer.

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION VALUES (1)


(a)                                (d)                                     (e)

                                   NUMBER OF SECURITIES
                                   UNDERLYING UNEXERCISED                  VALUE OF UNEXERCISED
                                   OPTIONS AT JUNE 30, 2003                IN-THE-MONEY OPTIONS AT
                                   (NUMBERS OF SHARES)                     JUNE 30, 2003(2)
NAME                               EXERCISABLE        UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
----                               -----------        -------------        -----------      -------------
John C. Harris                         156,250               93,750                -0-                -0-
CHIEF EXECUTIVE
OFFICER AND
PRESIDENT

----------
(1) The Columns designated by the U.S. Securities and Exchange Commission for the reporting of the number of shares acquired upon exercise and the value realized have been eliminated as no options were exercised by any specified person during any fiscal year covered by the table.

(2) Based on the June 30, 2003 closing bid price of the Company's Common Stock of $.48 per share.


                              DIRECTOR COMPENSATION

         The Board of Directors of the Company has established the following compensation policies for non-employee directors of the Company. Under the Company's 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of Common Stock, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year of election, each non-employee director will also receive annually an option to purchase 5,000 shares of Common Stock exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. During fiscal year 2003, options to acquire zero shares of the Company's Common Stock were granted to non-employee directors, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. Directors who are employees of the Company receive no additional compensation for serving as directors.

                   COMPENSATION AGREEMENTS WITH KEY PERSONNEL

         The Company currently has no written employment contracts or other written compensation agreements with John C. Harris or Robert A. Wolf.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 30, 2003, Henry Mellon and Exim Inc. acquired the debt obligation of the Company under our line of credit (secured by virtually all of our assets) existing pursuant to the loan agreement entered into by the Company and Silicon Valley Bank. This credit facility had matured on December 5, 2002 and the outstanding balance owed by the Company on this loan was approximately $386,200 as of June 30, 2003. Mr. Mellon is a beneficial owner of approximately 5.92% of our common stock as computed in accordance with SEC requirements. At the time of Mr. Mellon's and Exim's acquisition of this loan, the terms of the loan were modified so that the Company was only required to pay interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan was to mature. Additionally the loan was divided into two equal notes, which granted the holders the option to convert the loan into common stock at $0.30 per share. Both note holders exercised their conversion rights in March 2004 converting the entire outstanding balance of the loan, inclusive of interest, totaling $210,039 and $210,039 into 700,131 and 700,131 shares of common stock, respectively, thereby extinguishing the debt and releasing all collateral securing the repayment thereof.

         In February 2004, Carbone Holdings, LLC, a Nevada limited liability company, acquired a warrant to purchase 150,000 shares of common stock at an exercise price of $1.17 per share. Carbone acquired the warrants in exchange for its agreement to loan the Company approximately $150,000.

         In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim, Inc., the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039.into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E.
M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock.

         In April 2004, the Company issued a warrant, exercisable at varying intervals over a two-year period, for the purchase of 200,000 shares of the Company's common stock at $1.26 per share to David Sandman in a private transaction. Mr. Sandman is a sales and business development consultant to the Company who is responsible for the Company's relationship with broadband providers.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OR MANAGEMENT

         The following table sets forth as of May 3, 2004, the number of shares of the Company's Common Stock beneficially owned by (i) each director of the Company; (ii) each of the Named Executive Officers; (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of the Company is Viseon, Inc., 8445 Freeport Parkway, Suite 245, Irving, TX 75063.

         Name and Address of                                           Beneficial Ownership
         Beneficial Owner                                          Number                Percent
         -----------------                                         ------                --------
          Brian Day                                                45,000 (1)                 *

          Gerard Dube                                              60,000 (2)                 *

          John Harris                                             250,000 (3)               1.0%

          W.R. Howell                                             245,000 (4)               1.0%

          Charles Rey                                             155,000 (5)                 *

          All Current Executive Officers and                      760,000 (6)               3.0%
          Directors as a Group (5 persons)

          Digital Investors, LLC                                1,909,024 (7)               7.3%
          16901 N. Dallas Parkway, Suite 230
          Addison, TX  75001

          Richard Craven                                        2,483,152 (8)               9.3%
          5200 Wilson Road #200
          Edina, MN 55424

          Henry F. Harris, Sr.                                  4,500,000 (9)              15.7%
          575 E. Evergreen Avenue
          Wyndmoor, Pennsylvania 19038

          Henry C.S. Mellon                                     1,582,818 (10)              6.1%
          4 Driftwood Landing
          Gulf Stream, Florida 33483

          Schottenfeld Qualified Associates, LP                 2,731,318 (11)             10.1%
          399 Park Avenue
          New York, NY 10022

----------

* Indicates ownership of less than 1%.

(1) Includes 20,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(2) Includes 40,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(3) Includes 250,000 shares that may be acquired within 60 days upon the exercise of stock options, but does not include 200,000 shares, the grant of which was approved by the compensation committee in January 2004, that have not yet been issued.

(4) Includes 20,000 shares owned outright, 200,000 shares that may be purchased pursuant to warrants currently exercisable and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(5) Includes 130,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(6) Includes 300,000 shares that may be acquired within 60 days upon the exercise of stock options or warrants.

(7) Includes 1,057,360 shares owned outright and 851,664 shares that may be acquired within 60 days upon the exercise of stock warrants.

(8) Includes 2,428,152 shares owned outright and 55, ,000 shares that may be acquired within 60 days upon the exercise of stock options.

(9) Includes 2,500,000 shares owned outright, 1,000,000 shares that may be acquired upon the conversion of the Company's Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(10) Includes 1,052,131 shares owned outright and 350,000 shares that may be purchased pursuant to warrants currently exercisable; also includes 142,587 shares held directly by Mellon Group, Inc., a corporation of which Mr. Mellon is the President and 38,100 shares that may be acquired by the Mellon Group, Inc., pursuant to warrants currently exercisable.

(11) Includes 333,332 shares owned outright, 850,000 shares that may be acquired upon the conversion of the Company's Series A Convertible Preferred Stock, which is currently convertible and 1,016,666 shares that may be purchased pursuant to warrants currently exercisable; also includes 150,000 shares that may be acquired by Richard Schottenfeld, Managing Member of Schottenfeld Qualified Associates, LP, upon the conversion of the Company's Series A Convertible Preferred Stock, which is currently convertible and 381,320 shares that may be purchased by Mr. Schottenfeld pursuant to warrants currently exercisable.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK.

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Preferred Stock, $.01 par value per share.

COMMON STOCK.

         The authorized Common Stock of the Company consists of 100,000,000 shares, par value $0.01 per share. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. All of the shares of Common Stock are validly issued, fully paid and nonassessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefore. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of the Company, including the liquidation preference of all classes of preferred stock of the Company, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets of the Company, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.

PREFERRED STOCK.

         The Company's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, which the Board of Directors is authorized to designate and issue, from time to time, in any number of separate series, and when designating each such series to fix and determine separately the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. As of the date of this prospectus, 340 shares of preferred stock were designated as Series A Convertible Preferred Stock, 338 of which were issued and outstanding. The Board of Directors has designated no other series of preferred stock and 4,999,660 shares of preferred stock were authorized but not issued (the "Authorized but Unissued Preferred Stock").

Series A Convertible Preferred Stock and Related Warrants

         In the months of March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to hereinafter as the "Securities").

         Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment as set forth below. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment). Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders' option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on the Company's common stock are met at various intervals as set forth below. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an "as-if converted basis".

         The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price. Such adjustments are based on standard weighted average anti-dilution protection, subject to customary carve outs.

         Beginning on the first trading day following the day that the registration statement, of which this prospectus is a part, has been declared effective by the Securities and Exchange Commission and continuing throughout the period ending on the date that is two years following the issuance of such shares, all shares of Series A Convertible Preferred Stock shall automatically convert into common stock at the then current conversion price, if the common stock closes at a price equal to or greater than Two Dollars ($2) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

         At all times following the second anniversary of the Series A Convertible Preferred Stock issue date, all shares of Series A Convertible Preferred Stock shall automatically convert into Common Stock, at the then current conversion price, if the common stock closes at a price equal to or greater than Three Dollars ($3) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

         The common stock closing prices of $2 and $3 referenced above shall be subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common sock, each in shares of common stock, (ii) subdivide its outstanding shares of common sock into a greater number of shares, or (iii) combine its outstanding shares of common sock into a smaller number of shares, by multiplying the average trading price of $2.00 or $3.00, as applicable, by a fraction, the numerator of which is the number of outstanding shares of common sock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common sock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

         Upon the occurrence of any Liquidation Event (as defined below), in exchange for each share of Series A Convertible Preferred Stock the holder will receive, in preference to all other classes of stock or any other security junior to the Series A Convertible Preferred Stock with respect to liquidation preferences, a per share amount equal to the sum of the original purchase price of the share of Series A Convertible Preferred Stock plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional amount equal to eight percent (8%) per annum, applied retroactively from the date the share of Series A Convertible Preferred Stock was issued through the date of such Liquidation Event. A Liquidation Event is defined as any (a) voluntary or involuntary liquidation, dissolution or winding up of the Company, (b) merger or consolidation of one or more persons into or with the Company, merger or consolidation of the Company into or with one or more persons, stock sale, tender offer, other business combination or series of related transactions, if the stockholders of the Company immediately prior to such transaction or transactions do not retain at least a majority of the voting power of the surviving entity, as measured immediately after the close of the transaction, or (c) sale, conveyance, exchange or transfer to another person, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company.

         At all times that at least fifty-one (51%) percent of the total number of shares of Series A Convertible Preferred Stock designated remain outstanding, the Company shall not, without the affirmative vote of fifty-one (51%) percent of the then outstanding shares of Series A Convertible Preferred Stock: (i) authorize, create or issue (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the shares of Series A Convertible Preferred Stock; (ii) declare or pay any dividend on any of the common stock or any other security junior to the Series A Convertible Preferred Stock with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of the Company (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of the Company, or any other transaction in which all or substantially all of the assets of the Company are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed; (v) amend, alter, or repeal the Company's Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series A Convertible Preferred Stock; (vi) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (vii) unless at a price greater than one hundred and seventy-five (175%) percent of the Purchase Price, issue, reserve or authorize shares of common stock or any right or option to purchase common stock or other security convertible into common stock in excess of ten percent (10%) of the Company's presently outstanding securities (other than common stock issuable upon conversion or exercise of convertible securities outstanding on the issue date of the Series A Convertible Preferred Stock, shares issuable upon conversion of the Series A Convertible Preferred Stock and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board of Directors; (viii) complete any other financing involving its common equity on terms more favorable than the terms on which the Series A Convertible Preferred Stock and warrants were sold until the later of one year after the closing of such sale or one year after the effective date of the registration statement covering the Securities; (ix) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (x) increase or decrease the authorized number of directors constituting the Board of Directors of the Company; and (xi) enter into a sale of all or substantially all material assets of the Company.

Series A-1 and Series A-2 Warrants

         The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The Exercise Price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price.

         Commencing on the first trading day after the Securities and Exchange Commission declares effective the registration statement of which this prospectus is a part, the Company has the right to redeem the Series A-1 and Series A-2 Warrants for the redemption price of ten cents ($0.10) per warrant share; provided that (a) for the period of time from the issue date through the second anniversary of the issue date, the average closing price of the Company's common stock for any twenty consecutive trading days is $2.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days or (b) at any time from the second anniversary of the issue date through the expiration date the average Closing Price of the Company's common stock for any twenty consecutive trading days is $3.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days, and provided further that the company gives the Holder fifteen (15) days prior written notice of the Company's intention to redeem any such Series A-1 or Series A-2 Warrant (the "Redemption Notice"), following the occurrence of any such event, identifying a date, no earlier than fifteen days thereafter, on which the Company will exercise such rights; subject to the minimum dollar amounts of the closing price and average trading volume levels for the applicable time period as set forth below:

         The $2.50 and the $3.50 average closing prices stated above are subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common stock into a smaller number of shares, by multiplying the respective average closing price by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

         Notwithstanding any such redemption notice, at any time before the date fixed for redemption therein, a Holder may exercise any Series A-1 or Series A-2 Warrant in accordance with its terms, however, at the final bell signifying the close of the NYSE on the day preceding the date specified in the redemption notice, any Series A-1 or Series A-2 Warrant or portion thereof that remains unexercised, shall thereupon be no longer exercisable, exchangeable or convertible in any manner for or into any equity securities of the Company and the only consideration payable by the Company thereon and in exchange therefore or other obligation of the Company with respect thereto shall be the payment of the ten cent ($0.10) per warrant share redemption price upon surrender of the original Series A-1 or Series A-2 Warrant at the principal place of business of the Company or at any other address or to the attention of any agent as the Company may specify in the Redemption Notice.

Series A-1-AGENT Warrants

         In connection with the private placement transactions pursuant to which the shares of Series A Convertible Preferred Stock were sold, in addition to a placement fee paid in cash, the Company's placement agent, Puglisi & Co. ("Placement Agent"), received warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the "Series A-1-AGENT Warrants"). The Series A-1-AGENT Warrants were subsequently reissued to eight employees of the Placement Agent at the Placement Agent's request. The Exercise Price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price. The Company has the right to redeem all unexercised Series A-1-AGENT Warrants for the redemption price of ten cents ($0.10) per warrant share on the exact terms and conditions as the Company's redemption rights with respect to the Series A-1 and Series A-2 Warrants.

Registration Rights and Penalties

         The Securities and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file the registration statement of which this prospectus is a part, and to cause this registration statement to continuously remain effective thereafter, until all such common stock may be sold without regard to an effective registration statement. Failure to file or maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages

         The Company further agreed to cause the registration statement of which this prospectus is a part to be declared effective on or before August 4, 2004, and thereafter to keep such registration statement (or any subsequent registration statement) continuously effective until all of the Securities are sold pursuant to an effective registration statement or, if sooner, the date that the applicable holding period for the underlying common stock received upon conversion or exercise would have expired under Rule 144(k) of the Securities Act if such shares were held by the initial purchasers. Additionally, once a registration statement has been declared effective, if it ceases to be effective for any reason, at any time that the Company is obligated to maintain an effective registration statement, the Company is required, within thirty (30) days of such cessation of effectiveness, to amend such registration statement or file an additional registration statement covering all of the Securities and cause such registration statement to become effective and keep such registration statement continuously effective thereafter. Failure to file or maintain a continuously effective registration statement as set forth in this paragraph will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages. Liquidated damages are not payable on the Series A-1 Warrants, Series A-2 Warrants or dividends paid or payable in common stock. Liquidated damages are not payable with respect to any share of Series A Convertible Preferred Stock for any period during which the Company does not have an obligation, with respect to any shares of common stock receivable upon conversion of such shares of Series A Convertible Preferred Stock, to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

         The Company has agreed to pay, as liquidated damages, for each share of Series A Convertible Preferred Stock and if previously converted, for each share of common stock received upon the conversion of any Series A Convertible Preferred Stock to each Holder, the following amounts:

         If a registration statement has not been declared effective by the SEC on or prior to August 4, 2004, the Company shall pay an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

         If a registration statement has not been declared effective by the SEC on or prior to September 3, 2004 for each full thirty (30) day period from August 4, 2004 through the date that a registration statement is actually declared effective by the SEC, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock

         If the Company fails to maintain a registration statement continually effective after it is declared effective by the SEC for the full period required for any reason, the Company shall pay to the Holders of each issued and outstanding share of Series A Convertible Preferred Stock and, if previously converted, the common stock received upon the conversion thereof for which the Company has a continuing obligation to cause an effective registration statement to remain continuously effective an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock and thereafter for each full thirty (30) day period that a registration statement is not effective at the fault of the Company, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

         Liquidated damages are payable only to the then current Holders of issued and outstanding shares of Series A Convertible Preferred Stock (or common stock received by such Holders upon the conversion of such Series A Convertible Preferred Stock) at the time of the occurrence giving rise to the obligation of the Company to pay such liquidated damages and shall be payable thereon until such time as, with respect to any such share, the Company is not required to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

Authorized but Unissued Preferred Stock

         The Authorized but Unissued Preferred Stock constitutes what is commonly referred to as "blank check" preferred stock. "Blank check" preferred stock allows the Board of Directors, from time to time on any number of occasions, without shareholder approval, to designate and issue a series of preferred stock, in one or more separate series of shares comprised of any number of the Authorized but Unissued shares of preferred stock by dividing the then existing Authorized but Unissued Preferred Stock into any number of separate series of preferred stock designated by resolution of the Board of Directors stating the name and number of shares of such series and setting forth separately for each such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Dividends on shares of preferred stock, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over Common Stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of the Company to purchase shares of Common Stock or to redeem a particular series of preferred stock. Depending upon the voting rights granted to any series of preferred stock, issuance thereof could result in a reduction in the power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of preferred stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of liquidation of the Company. Holders of preferred stock will not have preemptive rights to acquire any additional securities issued by the Company. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

         One of the effects of the existence of authorized but unissued shares of Common Stock or preferred stock may be to enable the Board of Directors of the Company to render it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench the Company's management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

NEVADA LEGISLATION.

         Sections 78.411-78.444 of the General Corporation law of Nevada ("Business Combination Statute") are applicable to us since we have 200 or more shareholders. These provisions may make it more difficult to effect certain transactions between a corporation and a person or group that owns or has the right to acquire 10% or more of the corporation's outstanding voting stock, or a person who is an affiliate or associate of the corporation and who was the owner of 10% or more of such voting stock at any time within three years immediately prior to the date in question ("Interested Stockholder"). The Business Combination Statute prevents the following transactions between the corporation and the Interested Stockholder for three years following the date the stockholder became a 10% or more holder of the corporation's voting stock, unless certain conditions are met: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation's assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; (iii) the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to shareholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement or arrangement or understanding, whether or not in writing, with the Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder, and (vi) any receipt by the Interested Stockholder of the benefit, except proportionally as a stockholder of the corporation, of any loan or other financial assistance or any tax credit or other tax advantage provided by or through the corporation. The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board of Directors of the corporation prior to the date the stockholder became an Interested Stockholder.

SHARES ELIGIBLE FOR FUTURE SALE.

         Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company's ability to raise additional capital through the sale of its equity securities in the future. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. After the registration of the shares covered by this prospectus, management believes that all of the Company's outstanding shares may be legally sold, so long as (in the case of the shares covered by this prospectus) the registration statement of which this prospectus is a part remains current and effective. Substantial sales of the shares covered by this prospectus or otherwise could adversely affect the market price of the Common Stock.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information as of May 3, 2004 pertaining to the beneficial ownership of Common Stock by the Selling Shareholders.


                                                                          NUMBER OF               BENEFICIAL
                                              BENEFICIAL OWNERSHIP          SHARES                 OWNERSHIP
SHAREHOLDER                                   PRIOR TO OFFERING          BEING OFFERED           AFTER OFFERING
-----------                                   -----------------          -------------           --------------
Active Management, LLC                                1,210,570 (1)          1,210,570                        0

Carbone Holdings, LLC.                                2,257,816 (2)          2,257,816                        0

Comlink Technologies, LLC                                20,869 (3)             20,869                        0

Digital Investors, LLC                                1,909,024 (4)          1,909,024                        0

EXIM, Inc.                                            1,744,641 (5)          1,744,641                        0

Albert B. Greco, Jr.                                  1,113,956 (6)          1,077,256                   36,700 (6)

Henry Harris, Jr.                                       166,666 (7)             83,333                   83,333 (7)

Henry Harris, Sr.                                     2,500,000 (8)          2,000,000                  500,000 (8)

Lamont Harris                                            81,000 (9)             80,000                    1,000 (9)

The Henry Trust, LTD                                    100,000 (10)           100,000                        0

W.R. Howell                                             245,000 (11)           200,000                   45,000 (11)

JOD Enterprises, LLC                                    250,000 (12)           250,000                        0

Judas, Inc.                                             475,849 (13)           475,849                        0

Mark Latham                                             463,680 (14)           345,220                  118,460 (14)

Linson Trust                                            480,114 (15)            38,100                  442,014 (15)

Henry C. S. Mellon Fund C                               333,333 (16)           333,333                        0

Mellon Group, Inc.                                      180,687 (17)            38,100                   142,587 (17)

Chris Mellon                                             50,000 (18)            50,000                        0

Henry Mellon                                          2,756,641 (19)         2,404,641                   352,000 (19)

E. M. Norwood                                         1,695,067 (20)         1,245,606                   449,461 (20)

                                                                             NUMBER OF               BENEFICIAL
                                              BENEFICIAL OWNERSHIP            SHARES                 OWNERSHIP
SHAREHOLDER                                   PRIOR TO OFFERING            BEING OFFERED           AFTER OFFERING
-----------                                   --------------------         -------------           --------------
Noway Investments, LLC                                   1,000,000 (21)        1,000,000                        0

David Sandmann                                             351,500 (22)          290,500                   61,000 (22)

Schottenfeld Qualified
 Associates, LP                                            499,998 (23)          499,998                        0

Wire One, Inc.                                             211,433 (24)          211,433                        0

Mitch Wolf                                                  19,000 (25)           19,000                        0

Tejas Securities Group Inc. 401K
  Plan & Trust FBO John J. Gorman                        2,000,000 (26)        2,000,000                        0

S.A.C. Capital Associates, LLC                           1,000,000 (26)        1,000,000                        0

Sonar Partners, LP                                         800,000 (26)          800,000                        0

Sonar Overseas Fund, Ltd                                   200,000 (26)          200,000                        0

Schottenfeld Qualified Associates, LP                    1,700,000 (26)        1,700,000                        0

Richard Schottenfeld                                       300,000 (26)          300,000                        0

Meadowbrook Opportunity Fund, LLC                          600,000 (26)          600,000                        0

Gina Storelli                                               50,000 (26)           50,000                        0

Pequot Scout Fund, LP                                    1,600,000 (26) (37)   1,600,000                        0

Pequot Navigator Onshore Fund, LP                          400,000 (26) (38)     400,000                        0

Richard Shelton                                            100,000 (26)          100,000                        0

J. Wild Fund LP                                             50,000 (26)           50,000                        0

J.W. Focused Growth Fund LP                                 50,000 (26)           50,000                        0

Puglisi Capital Partners, LP                             1,000,000 (26)        1,000,000                        0

Kellogg Capital Group, LLC                                 400,000 (26)          400,000                        0

Craig Bass                                                 300,000 (26)          300,000                        0

David Koch                                                 100,000 (26)          100,000                        0

Peter M. Flanigan                                          300,000 (26)          300,000                        0

C.S.L Associates L.P.                                      981,000 (26) (36)     950,000                   31,000 (36)

                                                                                NUMBER OF               BENEFICIAL
                                              BENEFICIAL OWNERSHIP                SHARES                 OWNERSHIP
SHAREHOLDER                                   PRIOR TO OFFERING                BEING OFFERED           AFTER OFFERING
-----------                                   --------------------             -------------           --------------
Charles Lipson & Grace Lipson                              200,000 (26) (36)         200,000                        0

Marc Felman                                                100,000 (26)              100,000                        0

W. Russell G. Byers, Jr.                                   100,000 (26)              100,000                        0

Arthur E. Engel Trust DTD 5/8/88                           200,000 (26)              200,000                        0

Henry F. Harris                                          2,000,000 (26)            2,000,000                        0

Daniel A. Conners Revocable Trust                          100,000 (26)              100,000                        0

Jeffrey Mazen                                              100,000 (26)              100,000                        0

William J. Hawkins                                         100,000 (26)              100,000                        0

William Heinzerling                                        100,000 (26)              100,000                        0

Edwin Levine                                               100,000 (26)              100,000                        0

SLAM Partners                                              100,000 (26)              100,000                        0

Lloyd I. Miller                                            200,000 (26)              200,000                        0

MILFAM I, LP                                               400,000 (26)              400,000                        0

Catherine C. Miller, Grantor
MILGRAT I (KK)                                             200,000 (26)              200,000                        0

Paul Packer                                                100,000 (26)              100,000                        0

CitiGroup Global Markets Inc.
FBO F. Lyon Polk                                           100,000 (26)              100,000                        0

Jonathan D. Schwartz                                       100,000 (26)              100,000                        0

Remus Holdings, LLC                                        500,000 (26)              500,000                        0

Steamer Partners, LP                                        50,000 (26)               50,000                        0

Paul Tramontano                                            100,000 (26)              100,000                        0

Donald C. Weinberger                                        50,000 (26)               50,000                        0

Holders of Series A
  Preferred Stock                                        1,500,000 (27)            1,500,000                        0

Jeffrey J. Puglisi                                         401,017 (28)              401,017                        0

Richard McDermott                                          340,825 (29)              240,825                  100,000 (29)

                                                                                NUMBER OF               BENEFICIAL
                                              BENEFICIAL OWNERSHIP                SHARES                 OWNERSHIP
SHAREHOLDER                                   PRIOR TO OFFERING                BEING OFFERED           AFTER OFFERING
-----------                                   --------------------             -------------           --------------
Richard Schottenfeld                                       231,320 (30)              231,320                        0

Gina Storelli                                              160,338 (31)              160,338                        0

Craig Bass                                                  77,000 (32)               77,000                        0

David Koch                                                  77,000 (33)               77,000                        0

Craig E. Klein                                              50,000 (34)               50,000                        0

Jaimi-Lin Ruiz                                              30,000 (35)               30,000                        0

Notes

(1) Includes 385,570 shares owned outright, 425,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period.

(2) Includes 857,816 shares owned outright, 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.10 per share pursuant to warrants exercisable after a 90 day notice period, 150,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period.

(3)  Includes 20,869 shares owned outright.

(4) Includes 1,057,360 shares owned outright, 327,664 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable, and 524,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note
6).

(5) Includes 850,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period and 150,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable.

(6) Includes 901,040 shares owned outright, 81,916 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 131,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 36,700 shares beneficially owned by Mr. Greco after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. However, Mr. Greco is the sole manager of Digital Investors, LLC, and possesses sole dispositive authority over all shares of common stock and warrants issued by the Company that are owned by Digital Investors, LLC (see footnote 4). Mr. Greco has served as legal counsel to the Company for a number of years. The Company currently owes Mr. Greco approximately $35,000 in accrued fees for legal services as of April 15, 2004.

(7) Includes 83,333 shares owned outright and 83,333 shares that may be purchased at $0.60 per share pursuant to warrants exercisable after a 90 day notice period. Assuming the offer and sale of all shares being registered, the 83,333 shares beneficially owned by Henry Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding.

(8) Includes 2,500,000 shares owned outright, does not include 1,000,000 shares that may be acquired upon the conversion of the Company's Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable (see footnote 26). Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr., after this offering will represent less than 1% of the shares in the Company then outstanding.

 (9) Includes 41,000 shares owned outright and 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 1,000 shares beneficially owned by Lamont Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding.

(10) Includes 50,000 shares owned outright and 50,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable.

(11) Includes 20,000 shares owned outright, 25,000 shares that may be purchased pursuant to options that are exercisable within 60 days and 200,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 45,000 shares beneficially owned by Mr. Howell after this offering will represent less than 1% of the shares in the Company then outstanding.

(12) Includes 250,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. JOD Enterprises, LLC is controlled by Mr. John O'Donnell who also controls Comlink Technologies, LLC (see footnote 3).

(13) Includes 142,517 shares owned outright and 333,332 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period.

(14) Includes 118,460 shares owned outright, 95,220 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 290,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The 118,460 shares beneficially owned by Mr. Latham after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(15) Includes 442,014 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The 442,014 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(16) Includes 333,333 shares owned outright.

(17) Includes 142,587 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The 142,857 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(18) Includes 25,000 shares owned outright and 25,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable.

(19) Includes 1,052,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period, 350,000 shares that may be purchased at $0.60 per share pursuant to warrants currently exercisable and 260,000 shares that may be purchased at $0.25 per share and 100,000 shares that may be purchased at $0.84 per share pursuant to warrants exercisable after a 90 day notice period. The 352,000 shares beneficially owned by Henry Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(20) Includes 449,461 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 38,182 shares that may be purchased at $0.55 per share. The 449,461 shares beneficially owned by E. M. Norwood after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. E. M. Norwood has served as a sales consultant to the Company since October 2002 and is expected to continue in such capacity through the spring of 2004. As remuneration for services provided, E. M. Norwood has been receiving and is expected to continue to receive as long as services are provided approximately $10,000 in share value of the Company's common stock per month.

(21) Includes 666,666 shares owned outright and 333,334 shares that may be purchased at $0.30 per share pursuant to warrants currently exercisable.

(22) Includes 61,000 shares owned outright, 90,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable and 200,000 shares that may be purchased at $1.26 per share pursuant to warrants exercisable over a two-year period. The 61,000 shares beneficially owned by Mr. Sandmann after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(23) Includes 332,332 shares owned outright and 166,666 shares that may be purchased at $1.10 per share pursuant to warrants currently exercisable.

(24)  Includes 211,433 shares owned outright.

(25) Includes 19,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable.

(26) One half of such shares may be acquired upon the conversion of the Company's Series A Convertible Preferred Stock, which shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time, twenty-five percent of such shares may be purchased at $1.08 per share pursuant to warrants currently exercisable and the remaining twenty-five percent of such shares may be purchased at $1.26 per share pursuant to warrants currently exercisable.

(27) Includes 1,500,000 shares that may be issued to holders of the Company's Series A Convertible Preferred Stock from time to time in payment of dividends. Dividends accrue the rate of 10% per annum on the issued and outstanding shares of Series A Convertible Preferred Stock, payable quarterly in arrears, calculated in shares at the then current five-day average closing price of the common stock. The number of shares to be registered and designated for payments of dividends was determined assuming all Series A Convertible Preferred Shares are outstanding and historical average market price data.

(28) Includes 401,017 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(29) Includes 240,825 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable. Also includes 100,000 shares owned by Roadrunner Capital Partners, LLC an entity for which Mr. McDermott has voting and investment power. The 100,000 shares beneficially owned by Mr. McDermott after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(30) Includes 231,320 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(31) Includes 160,338 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(32) Includes 77,000 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(33) Includes 77,000 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(34) Includes 50,000 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(35) Includes 30,000 shares that may be purchased at $1.00 per share pursuant to warrants currently exercisable.

(36) C.S.L. Associates L.P. owns 31,000 shares outright. Charles Lipson is a General Partner of C.S.L. Associates L.P., and has voting and investment power over such shares. The 31,000 shares beneficially owned by Mr. Lipson after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(37) Pequot Scout Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager.

(38) Pequot Navigator Onshore Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager.

                              PLAN OF DISTRIBUTION

         The sale of shares of common stock being registered by the selling shareholders may be effected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange on which the Company's common stock may be listed in the future, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

         * a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         * purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         * an exchange distribution in accordance with the rules of such exchange;

         * ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         * face-to-face transactions between sellers and purchasers without a broker-dealer.

         In effecting sales, underwriters, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

         The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

         The selling shareholders and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has advised the selling shareholders that they and any securities broker/dealers or other who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The Company also advised each selling stockholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of the common stock.

         Until the distribution of the common shares offered in this offering is completed, rules of the Commission may limit the ability of the selling shareholders and any underwriters and certain selling group members to bid for and purchase common shares. As an exception to these rules, the underwriter representatives, if any, are permitted to engage in transactions that stabilize the price of common shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the common shares.

         If underwriters create a short position in the common shares in connection with the offering, the underwriters' representatives may reduce that short position by purchasing common shares in the open market. The underwriters' representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase common shares in the open market to reduce the underwriters' short position or to stabilize the price of the common shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of those purchases. The imposition of a penalty bid could have an effect on the price of a security to the extent that it may discourage resale of the security by purchasers in an offering.

         Neither the Company nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, no representation is made that any person or entity will engage in these stabilizing transactions or that these transactions, once commenced, will not be discontinued without notice.


                                     EXPERTS

         The financial statements of the Company included herein and in the registration statement have been audited by Virchow, Krause & Company, LLP, independent certified public accountants, and have been included herein in reliance upon their report upon the authority of said firm as experts in accounting and auditing.

                                  VISEON, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               Page
Independent Auditors' Report....................................................................................F-1

Consolidated Balance Sheets as of June 30, 2003 and June 30, 2002...............................................F-2

Consolidated Statements of Operation for the years ended June 30, 2003 and June 30, 2002........................F-3

Consolidated Statements of Stockholder Equity for the years ended June 30, 2003 and June 30, 2002 ..............F-4

Consolidated Statements of Cash Flows for years ended June 30, 2003 and June 30, 2002 ..........................F-5

Notes to Consolidated Financial Statements .....................................................................F-6


Six Months Ended December 31, 2003 (unaudited):

Consolidated Balance Sheets (unaudited) as of December 31, 2003 and June 30, 2003...............................G-1

Consolidated Statements of Operations (unaudited) for the three months and six months ended
December 31, 2003 and December 31, 2002.........................................................................G-2

Consolidated Statements of Cash Flows (unaudited) for the six months ended December 31, 2003 and December 31, 2002 ..........................................................................................G-4

Notes to Unaudited Consolidated Financial Statements............................................................G-6

                          INDEPENDENT AUDITORS' REPORT




Stockholders and Board of Directors
Viseon, Inc.


We have audited the accompanying consolidated balance sheets of Viseon, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viseon, Inc. and subsidiaries as of June 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring operating losses, negative cash flows from operations for the year, a working capital deficit, and a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ VIRCHOW, KRAUSE & COMPANY, LLP



Minneapolis, Minnesota
October 6, 2003

                          VISEON, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS
                             June 30, 2003 and 2002



                                     ASSETS

                                                                                      2003           2002
                                                                                  ------------    ------------
CURRENT ASSETS
    Cash and cash equivalents                                                     $      7,784    $         --
    Accounts receivable, net of allowance for doubtful accounts of $0 and
      $144,160 at 2003 and 2002                                                         46,955       1,314,131
    Inventories (note 3)                                                                 7,079       1,087,661
    Prepaid expenses                                                                    46,573          39,984
                                                                                  ------------    ------------
        Total Current Assets                                                           108,391       2,441,776
                                                                                  ------------    ------------

PROPERTY AND EQUIPMENT, NET                                                             71,882         720,431
                                                                                  ------------    ------------

INTANGIBLE ASSETS, NET                                                                 110,898         204,529
                                                                                  ------------    ------------

               TOTAL ASSETS                                                       $    291,171    $  3,366,736
                                                                                  ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Checks issued in excess of cash in bank                                       $         --    $     51,919
    Revolving credit facility, net (note 7)                                                 --       1,269,339
    Subordinated notes payable                                                         228,296              --
    Current portion of capital lease obligations                                            --           4,017
    Accounts payable                                                                 1,840,597       1,479,767
    Accrued expenses                                                                   104,692         204,745
    Deferred revenue                                                                        --         298,708
                                                                                  ------------    ------------
        Total Current Liabilities                                                    2,173,585       3,308,495
                                                                                  ------------    ------------

LONG-TERM LIABILITIES
    Subordinated notes payable                                                          23,333              --
                                                                                  ------------    ------------

        Total Liabilities                                                            2,196,918       3,308,495
                                                                                  ------------    ------------

COMMITMENTS AND CONTINGENCIES (note 10)

STOCKHOLDERS' EQUITY (DEFICIT) (note 12)
    Preferred stock, $.01 par value per share
        5,000,000 shares authorized
        no shares issued and outstanding                                                    --              --
    Common stock, $.01 par value per share
        50,000,000 shares authorized
        17,829,829 and 14,172,066 shares issued and outstanding                        178,298         141,720
    Additional paid-in capital                                                      24,179,469      21,713,645
    Accumulated deficit                                                            (26,263,514)    (21,797,124)
                                                                                  ------------    ------------
        Total Stockholders' Equity (Deficit)                                        (1,905,747)         58,241
                                                                                  ------------    ------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               $    291,171    $  3,366,736
                                                                                  ============    ============

          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       Years Ended June 30, 2003 and 2002


                                                                           2003             2002
                                                                     --------------    --------------
NET SALES                                                            $    1,032,761    $    7,452,346

COST OF GOODS SOLD                                                        1,457,121         5,656,169
INVENTORY WRITEDOWN TO LOWER OF COST OR MARKET                              347,268                --
                                                                     --------------    --------------

    Gross Profit (Loss)                                                    (771,628)        1,796,177

RESEARCH AND DEVELOPMENT                                                     71,992           275,617
SELLING, GENERAL AND ADMINISTRATIVE                                       3,045,054         3,017,637
IMPAIRMENT EXPENSE                                                          441,790                --
                                                                     --------------    --------------

    Operating Loss                                                       (4,330,464)       (1,497,077)
                                                                     --------------    --------------

OTHER INCOME (EXPENSE)
    Other income                                                            320,907             1,980
    Interest income                                                              --             2,637
    Amortization of original issue discount                                (349,892)          (26,560)
    Interest expense                                                       (106,846)          (74,529)
    Other expense                                                               (95)          (57,712)
                                                                     --------------    --------------
        Other Expense, Net                                                 (135,926)         (154,184)
                                                                     --------------    --------------

    NET LOSS                                                         $   (4,466,390)   $   (1,651,261)
                                                                     ==============    ==============

Basic and diluted loss per share                                     $        (0.29)   $        (0.13)
                                                                     ==============    ==============

Weighted average common shares outstanding:
  Basic and diluted                                                      15,453,091        12,814,753
                                                                     ==============    ==============

          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES


            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                       Years Ended June 30, 2003 and 2002

                                                               Common Stock             Additional
                                                          -------------------------     b paid-in      Accumulated
                                                              Shares        Amount       capital        deficit          Total
                                                          -----------    ----------    ------------   ------------    -----------
BALANCES, JUNE 30, 2001                                    11,668,981    $  116,689    $20,168,669    $(20,145,863)   $   139,495

    Note payable and accrued interest
      converted into common stock, net of
      expenses of $10,000                                   2,314,285        23,143        776,857              --        800,000

    Common stock warrants issued for services
      rendered                                                150,000         1,500        142,133              --        143,633

    Exercise of common stock options                           38,800           388         15,437              --         15,825

    Common stock warrants issued in
      connection with subordinated notes
      payable                                                      --            --        300,000              --        300,000

    Common stock warrants issued in
      connection with revolving credit
      facility                                                     --            --         53,120              --         53,120

    Compensation related to common stock
      options                                                      --            --         74,529              --         74,529

    Common stock warrants issued in
      connection with software acquisition                         --            --        182,900              --        182,900

    Net loss                                                       --            --             --      (1,651,261)    (1,651,261)
                                                           ----------    ----------    -----------    ------------    -----------


BALANCES, JUNE 30, 2002                                    14,172,066       141,720     21,713,645     (21,797,124)        58,241

    Common stock issued for services rendered               1,728,498        17,285        585,171              --        602,456

    Common stock issued for cash                            1,623,332        16,234        593,766              --        610,000

    Exercise of common stock options                           94,500           945         39,576              --         40,521

    Common stock issued for accounts payable                  211,433         2,114         71,887              --         74,001

    Common stock warrants issued in
      connection with subordinated notes
      payable                                                      --            --        878,409              --        878,409

    Common stock warrants issued for services                      --            --        292,581              --        292,581

    Compensation related to common stock
      options                                                      --            --          4,434              --          4,434

    Net loss                                                       --            --             --      (4,466,390)    (4,466,390)
                                                           ----------    ----------    -----------    ------------    -----------

BALANCES, JUNE 30, 2003                                    17,829,829    $  178,298    $24,179,469    $(26,263,514)   $(1,905,747)
                                                           ==========    ==========    ===========    ============    ===========

          See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                       Years Ended June 30, 2003 and 2002

                                                                                        2003            2002
                                                                                   -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                       $  (4,466,390)   $  (1,651,261)
    Adjustments to reconcile net loss to net cash flows from operating activities
        Depreciation and amortization                                                    338,143          358,999
        Amortization of original issuance discount                                       349,892           26,560
        Inventory writedown to lower of cost or market                                   347,268               --
        Gain on sale of deferred revenue contract                                       (314,712)              --
        Common stock issued for services rendered                                        602,456          143,633
        Common stock warrants issued for services rendered                               292,581               --
        Compensation related to stock options                                              4,434           74,529
        Impairment expense                                                               441,790               --
        Changes in operating assets and liabilities
           Accounts receivable, net                                                    1,267,176         (784,667)
           Inventories                                                                   757,182         (241,638)
           Prepaid expenses                                                               (6,590)          (8,420)
           Checks written in excess of cash in bank                                      (51,919)          51,919
           Accounts payable                                                              550,813          388,675
           Accrued expenses                                                             (100,053)         (14,260)
           Deferred revenue                                                               16,003          (59,876)
                                                                                   -------------    -------------
               Net Cash Flows from Operating Activities                                   28,074       (1,715,807)
                                                                                   -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                                                  (57,411)         (56,417)
    Payments for intangible assets                                                        (4,210)         (78,732)
    Proceeds from sale of deferred revenue contracts                                           1               --
                                                                                   -------------    -------------
               Net Cash Flows from Investing Activities                                  (61,620)        (135,149)
                                                                                   -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments for debt issuance costs                                                          --          (38,334)
    Net advances (repayments) on revolving credit facility and warrants issued
      with revolving credit facility                                                  (1,295,897)         761,039
    Proceeds from subordinated note payable, net of expenses                                  --          790,000
    Proceeds from subordinated notes payable and warrants issued with notes
      payable                                                                            686,706          300,000
    Proceeds from issuance of common stock, net of expenses                              610,000          (58,689)
    Proceeds from exercise of common stock options                                        40,521           15,825
                                                                                   -------------    -------------
               Net Cash Flows from Financing Activities                                   41,330        1,769,841
                                                                                   -------------    -------------

           NET CHANGE IN CASH AND CASH EQUIVALENTS                                         7,784          (81,115)

 CASH AND CASH EQUIVALENTS - Beginning of Year                                                --           81,115
                                                                                   -------------    -------------

     CASH AND CASH EQUIVALENTS - END OF YEAR                                       $       7,784    $          --
                                                                                   =============    =============

          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002




NOTE 1 - DESCRIPTION OF BUSINESS


Founded in 1993, Viseon, Inc. (the Company) changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems sold primarily to corporate end users.

In 2003, the Company shifted its focus to selling IP broadband videophones. The Company signed a non-exclusive distribution agreement with a company to sell their videophones. The Company's customer base still consists of the corporate end users but their focus will be shifted to the residential users. The Company extends unsecured credit to customers in the normal course of business.

The Company has two wholly-owned subsidiaries, RSI Systems, Ltd. and Viseon PVT. RSI Systems, Ltd. had customers located primarily in the United Kingdom/Europe and ceased operations in August 2002.

The Company has incurred losses from operations and negative cash flows for the years ended June 30, 2003 and 2002. Together with a working capital deficit and stockholders' deficit at June 30, 2003, these conditions raise concerns about the Company's ability to generate positive cash flows and fund operations.

Management plans to try to increase sales and improve operating results through
1) increased marketing and direct sales activities to corporate customers, 2) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 3) continued measures to minimize overhead and 4) initiatives to monetize our intellectual property rights. Management believes that funds generated from operations will not be sufficient to cover cash needs in the foreseeable future, and the Company will continue to rely on short term loans, private equity placements and/or warrant/option exercises to cover its cash needs, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates, or the Company does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives, becoming profitable or continuing in business without either a temporary interruption or a permanent cessation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

         Cash and Cash Equivalents

The Company considers investments in highly liquid debt securities having an initial maturity of three months or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

         Inventories

Inventories are stated at the lower of cost (first-in, first-out method), or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over their estimated useful lives, which range from two to seven years. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. Maintenance, repairs and minor renewals are expensed when incurred.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


         Capitalized Software Costs

Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance, are capitalized, when material. At June 30, 2003, the Company evaluated the unamortized cost of the ARLS Software and determined it to be impaired. Impairment expense was $421,999 for the year ended June 30, 2003. At June 30, 2003 and 2002, the Company had $2,758 and $625,612 of unamortized computer software costs, including software acquired. Amortization of computer software costs was $200,855 and $237,291 for the years ended June 30, 2003 and 2002.

         Intangible Assets

The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Covenants not to compete were being amortized using the straight-line method over the term of the covenants. At June 30, 2003, these covenants were considered impaired and were written off. Impairment expense was $19,791 for the year ended June 30, 2003. Debt issuance costs were amortized over the term of the subordinated note payable using the straight-line method, which approximates the interest method.

         Revenue Recognition

The Company records sales revenue at the time merchandise is delivered. The Company ensures the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission (SEC).

In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101, as amended, sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

         Shipping and Handling Costs

In accordance with Emerging Issues Task Force (EITF) Issue 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company is including shipping and handling revenues in sales and shipping and handling costs in cost of goods sold.

         Research and Development Costs

Research and development costs are charged to operations when incurred.

         Advertising Costs

All costs related to advertising the Company's products are expensed in the period incurred. Advertising expense for the years ended June 30, 2003 and 2002 was $0 and $88,945.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002



         Net Loss Per Share

Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each period. Dilutive common equivalent shares have not been included in the computation of diluted loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic and diluted loss per share in subsequent years. All options and warrants were antidilutive at June 30, 2003 and 2002.

Stock-Based Compensation

In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company's common stock at the grant date over the amount the employees must pay for the stock. The Company's general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", using the Black-Scholes pricing method.

Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company's net loss and basic diluted net loss per common share would have been changed to the following pro forma amounts:

                                                                     2003                 2002
                                                               ---------------      ---------------
Net loss
    As reported                                                $    (4,466,390)     $    (1,651,261)
    Pro forma                                                  $    (4,592,260)     $    (1,843,279)

Basic and diluted loss per share:
    As reported                                                $         (0.29) $             (0.13)
    Pro forma                                                            (0.30)               (0.14)

Stock based compensation:
    As reported                                                          4,434               74,529
    Pro forma                                                          125,870              192,018

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003 and 2002: risk-free interest rates of 2.5% and 5.0%, expected option lives of 10 years and 10 years, expected volatility of 73.96% and 68.89% and expected dividend yield of 0%.

         Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


         Fair Value of Financial Instruments

The carrying amount for all financial instruments approximates fair value. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of debt approximates the current rates at which the Company could borrow funds with similar remaining maturities and risks.

         Segment Reporting

The Company was an international seller of video conferencing systems in the United States and the United Kingdom/Europe. The Company discontinued selling in the United Kingdom/Europe in August 2002. Management believes the Company meets the criteria for aggregating its operating segments into a single reporting segment.

         Recent Accounting Pronouncements

In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 is effective October 1, 2002. The adoption of SFAS No. 147 did not have a material effect on the Company's consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 is an amendment to SFAS No. 123 providing alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and also provides required additional disclosures about the method of accounting for stock-based employee compensation. The amendments are effective for financial statements for fiscal years ending after December 15, 2002 and for the interim periods beginning after December 15, 2002. The Company adopted the annual disclosure provisions of SFAS No. 148. The Company has currently chosen not to adopt the voluntary change to the fair value based method of accounting for stock-based employee compensation, pursuant to SFAS No. 148, which, if adopted, could have a material effect on the Company's consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivative contains a financing component and amends certain other existing pronouncements. The Company believes the adoption of SFAS No. 149 will not have a material effect on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not impact the Company's consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after June 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company does not expect the adoption of FIN 46 to have a material impact on the Company's consolidated financial statements.

NOTE 3 - INVENTORIES

Inventories, net of reserve, consisted of the following at June 30:

                                           2003           2002
                                     -------------   -------------
Components                           $          --   $     299,099
Finished goods                               7,079         788,562
                                     -------------   -------------
                                     $       7,079   $   1,087,661
                                     =============   =============


NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30:

                                                              2003            2002
                                                          -------------    -------------
Furniture, equipment and software                         $   1,801,026    $   2,482,703
Leasehold improvements                                            5,421            5,421
                                                          -------------    -------------

   Total Property and Equipment                               1,806,447        2,488,124

Less: accumulated depreciation and amortization              (1,734,565)      (1,767,693)
                                                          -------------    -------------

   Property and Equipment, net                            $      71,882    $     720,431
                                                          =============    =============

Depreciation and amortization expense was $260,094 and $322,426 for the years ended June 30, 2003 and 2002.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


NOTE 5 - SOFTWARE

In April 2001, the Company purchased from King Research the intellectual property and rights related to software products for $200,000, plus issuance up to a maximum of 1,000,000 warrants. At the signing of the agreement, the Company issued a warrant for the purchase of 750,000 shares of its common stock at an exercise price of $0.70. These warrants were valued at $326,325 using the Black-Scholes pricing model. In December 2001, the Company issued warrants for 250,000 shares of its common stock at an exercise price of $0.70 per share. These warrants were valued at $182,900 using the Black-Scholes pricing model. The warrants expire in April 2006. This software was considered impaired as of June 30, 2003 and the remaining $421,999 was written off.

As part of the agreement, the Company entered into three covenants not to compete by paying $25,000 for each agreement. These covenants were considered impaired as of June 30, 2003 and the remaining $19,791 was written off.


NOTE 6 - INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at June 30:

                                                    2003            2002
                                               -------------    -------------
Patents                                        $     141,132    $     136,922
Covenants not to compete                                  --           75,000
Debt issuance costs                                       --           38,334
                                               -------------    -------------

   Total intangible assets                           141,132          250,256

Less: accumulated amortization                       (30,234)         (45,727)
                                               -------------    -------------

   Intangible assets, net                      $     110,898    $     204,529
                                               =============    =============


Amortization expense of intangible assets was $78,049 and $36,573 for the years ended June 30, 2003 and 2002. Amortization expense is estimated to approximate $14,716 for each of the years ending 2004, 2005, 2006, 2007, and 2008.

NOTE 7 - REVOLVING CREDIT FACILITY

In December 2001, the Company entered into a $2,500,000 revolving credit facility agreement with a bank and issued warrants to the lender to purchase up to 200,000 common shares at $1.58 per share through December 2006. The proceeds of $2,500,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount (the fair value of the warrants), was amortized over the life of the note using the straight-line method, which approximates the interest method. The credit facility was due on demand, expired December 2002 and was secured by substantially all assets of the Company. Interest on the outstanding borrowings accrued at the prime rate plus 2.25% (7% at June 30, 2002). At June 30, 2002, the outstanding balance was $1,269,339.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


During 2003, the Company assigned their accounts receivable to the bank to reduce the line of credit. In June 2003, the Company had two outside investors payoff the line of credit in exchange for notes payable of $193,353 each. Along with these notes, the Company issued warrants to these lenders to purchase 1,289,020 common shares at $0.30 per share. The notes mature in December 2004 with quarterly interest only payments at 12% and are secured by substantially all assets of the Company. The notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through December 2004 per the terms of the agreement. The proceeds of $386,706 were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $386,706 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount on these notes was $386,706.

NOTE 8 - SUBORDINATED NOTES PAYABLE

In June 2002, the Company borrowed $300,000 and issued warrants to the various lenders to purchase 545,454 common shares at $0.55 per share through June 2003. In connection with these notes, the Company issued 38,182 warrants to purchase common shares for services provided at $0.55 per share, which expire in June 2007. During June 2003, the Company extended the note agreements and cancelled the existing warrants attached to the original note. The Company issued new warrants to the various lenders to purchase 999,999 common shares at $0.30 per share through December 2003. The notes are subordinated, mature December 2003 with interest at 12%, and are secured by substantially all assets of the Company. The notes are also convertible into common stock of the Company at a conversion rate of $0.30 per share through December 2003 per the terms of the agreement. The new warrants were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"), are being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount was $300,000.

During May 2003, the Company borrowed $300,000 and issued warrants to another outside lender to purchase 1,000,000 common shares at $0.30 per share through November 2004. The notes are subordinated, mature November 2004 with quarterly interest only payments at 12%, and are secured by substantially all assets of the Company. The subordinated notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through November 2004 per the terms of the agreement. The proceeds of $300,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount was $300,000.

During May 2003, the Company converted accounts payable into a long-term subordinated note of $120,000 and issued warrants to this vendor to purchase 400,000 common shares at $0.30 per share through November 2004. The notes are subordinated, mature November 2004 with quarterly interest only payments at 12%, and are secured by substantially all assets of the Company. The subordinated notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through November 2004 per the terms of the agreement. The proceeds of $120,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $120,000 (the fair value of the warrants and the beneficial

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002

conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments"), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the outstanding balance was $120,000.

NOTE 9 - CAPITAL LEASE OBLIGATIONS

The following is a summary of leased equipment as of June 30:

                                                          2003              2002
                                                    --------------   ---------------
         Equipment                                  $           --   $        60,200
         Less: accumulated amortization                         --          (137,950)
                                                    --------------   ---------------
                                                    $           --   $        22,250
                                                    ==============   ===============


NOTE 10 - COMMITMENTS AND CONTINGENCIES

      Operating Leases

The Company leases office space under noncancelable operating leases with terms of monthly to three years. One of the leases requires the Company to pay its pro rata share of operating expenses.

Future minimum rental payments due under noncancelable operating leases are as follows for the fiscal years ending June 30:

    2004                                         $       91,081
    2005                                                 79,099
    2006                                                 19,188
                                                 --------------
       Total                                     $      189,368
                                                 ==============


Total rent expense was $83,330 and $132,457 for the years ended June 30, 2003 and 2002.

         Software License Agreements

During 1994, the Company entered into a software license agreement with a software development company which expires in 2004. Pursuant to the agreement, the Company is to pay a royalty fee of up to $25.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $5,400.

During 1996, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $90,000, the Company is to pay a royalty fee of up to $40.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $8,640.

During 1998, the Company entered into a software license agreement with a software development company which expires in 2003. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of up to $5.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $1,080.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002

During 1999, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of $5.00 per unit of videoconferencing systems containing the software. The Company had no sales of related systems containing the software during the years ended June 30, 2003 and 2002.

         Manufacturing Agreement

On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agrees to produce the Company's videoconferencing products and warrants that all products will be free from defects in material and workmanship for twelve months from the date the Company ships to the customer or fifteen months from the date the Manufacturer ships to the Company, whichever comes first.

The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

As of June 30, 2003, the company and the manufacturer have agreed that the company will no longer place orders for its Mediapro group videoconferencing product line from the manufacturer. The agreement has not yet been terminated; however, the Company and the manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of said agreement and the Company has accrued an estimate of the expense associated with that potential liability of $518,500. The total disputed amount is approximately $1,127,000.

         Distributor and Dealer Agreements

The Company is a party to distributor and dealer agreements with several companies. Certain distributors and dealers have minimum purchase obligations. The term of each agreement is one year, renewable for additional one-year periods. Distributors and dealers receive discounts depending upon the number of systems ordered from the Company.

         Investor and Recruitment Agreement

In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring of senior management, the Company issued the rights to purchase warrants for 500,000 shares of its common stock at an exercise price of $0.45. 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. Based on the agreement, 450,000 warrants will vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement. Based on the agreement, 150,000 and 187,500 warrants vested during the years ended June 30, 2003 and 2002 and were valued at $30,944 and $38,680 using the Black-Scholes pricing model. The warrants expire in February 2006.

Based on the terms of the agreement, the Company must pay a consulting fee. The consulting fee was $500 per month through June 30, 2002, at which time the fee changed to $20,000 a month for additional services provided. Consulting fee expense for the years ended June 30, 2003 and 2002 was $220,000 and $6,000.

         Major Customers and Concentration of Credit Risk

Sales to one customer represented approximately 25% of net sales for the year ended June 30, 2003, with accounts receivable from three customers representing 100% of total accounts receivable as of June 30, 2003. During the year

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


ended June 30, 2002, sales to one customer represented approximately 11% of net sales, with accounts receivable from two customers representing approximately 13% and 14% of total accounts receivable as of June 30, 2002.

         Legal Proceedings

The Company is involved in legal actions in the ordinary course of its business.

During 2001, the Company initiated a suit for reasonable royalties and lost profits associated with alleged infringement of two of the Company's patents. The Company was unsuccessful in court and the Company and defendant have entered briefs regarding the payment of attorneys' fees and dismissal of this litigation.

In February 2003, the Company was named as defendant in a lawsuit for approximately $21,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys' fees. The Company contends it has never done business with the plaintiff. The Company has answered the lawsuit disputing its validity and intends to vigorously defend against the claims asserted.

In April 2003, a judgment was entered in district court against the Company for approximately $70,000. The Company settled this litigation in September 2003 for $20,000, which is included in accounts payable at June 30, 2003.

In April 2003, the Company was named as defendant in a lawsuit for approximately $31,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys' fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted.

In June 2003, the Company was named as defendant in a lawsuit for approximately $426,000 allegedly owed for past due accounts payable. The plaintiff is also seeking recovery of attorneys' fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company also intends to assert counterclaims if this matter cannot be resolved.

In June 2003, the Company was named as defendant in a lawsuit for approximately $170,000 allegedly owed for past due accounts payable. This amount includes damages for breach of contract and recovery of attorneys' fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company also intends to assert counterclaims if this matter cannot be resolved.

In August 2003, the Company was named as defendant in a lawsuit for approximately $14,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys' fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted.


NOTE 11 - INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. The Company has incurred cumulative net operating losses for both financial statement and income tax reporting purposes. At June 30, 2003, the Company had net operating loss carryforwards of approximately $23,100,000 and research and development credit carryforwards of approximately $238,000. If not used, these carryforwards will begin to expire in 2010. During 1996, a change in

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


ownership occurred pursuant to Section 382 of the Internal Revenue Code that limits the use of loss carryforwards in any one year. Subsequent ownership changes may further limit the use of these net operating loss carryforwards.

                                                             2003             2002
                                                          ------------    ------------
Deferred income tax assets:
  Net operating loss carryforwards                        $  9,240,000    $  7,890,000
  Asset valuation reserves and other                           896,000         299,900
  Research and development credit carryforwards                238,000         238,000
                                                          ------------    ------------
                                                            10,374,000       8,427,900
  Less: valuation allowance                                (10,355,200)     (8,368,800)
Deferred income tax liabilities:
  Depreciation and amortization                                (18,800)        (59,100)
                                                          ------------    ------------
Net deferred income tax assets                            $         --    $         --
                                                          ============    ============

Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended June 30:

                                               2003            2002
                                           -----------     -----------
Federal statutory tax rate benefits              (35.0)%         (35.0)%
State tax, net of federal benefit                 (5.0)           (5.0)
Change in valuation allowance                     40.0            40.0
                                           -----------     -----------
Effective tax rate                                 0.0%            0.0%
                                           ===========     ===========

NOTE 12 - STOCKHOLDERS' EQUITY

         Common Stock

During fiscal 2002, the Company issued 150,000 shares to directors and an outside consultant. The shares had fair market values ranging from $0.75 to $1.32 and were valued at $143,633. These shares have not been registered with the Securities and Exchange Commission.

In January 2002, Digital Investors, LLC. converted an $800,000 note payable and accrued interest from the Company into common stock. The Company issued 2,314,285 shares of common stock upon conversion of the note payable at a price of $0.35 per share, which totaled $790,000, net of expenses.

During fiscal 2003, the Company received $610,000 as a result of private placements of 1,623,332 shares of common stock to various investors at $0.25 and $0.60 per share. The investors were issued warrants for the purchase of 1,623,332 shares of common stock at an exercise price of $0.25 and $0.60 per share expiring during 2008.

         Consultant Compensation Plan

During fiscal 2003, the Board of Directors reserved 5,000,000 shares of common stock for a consultant compensation plan. Consultants may be issued or sold shares of common stock for services.

During fiscal 2003, the Company issued 1,728,498 shares of common stock for consulting services. At June 30, 2003, there were 3,271,502 shares available for issuance.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


         Stock Warrants

In September 1996, in connection with the Company's private offering of 1,500,000 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 150,000 shares of its common stock at an exercise price of $3.00. The warrant was exercisable through September 2002 and expired.

In January 1998, in connection with the Company's private offering of 1,671,255 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 167,126 shares of its common stock at an exercise price of $1.65. The warrant expires January 2008.

During 2003, in connection with the Company's private offering of 1,040,000 shares of its common stock, the Company issued warrants to the placement agent for the purchase of 260,000 shares of its common stock at an exercise price of $0.25. The warrants expire during 2008. This placement agent also received 350,000 additional warrants for additional services rendered.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002

As of June 30, 2003, warrants to purchase a total of 9,627,659 shares of common stock were outstanding at exercise prices ranging from $0.30 to $3.00 per share and expiring through June 2008.

                                                          Weighted
                                                          average
                                                          exercise
                                                         price per
                                          Warrants        share
                                      -------------    -------------
Outstanding at June 30, 2001              2,567,126    $        0.75

    Granted                               1,833,636             0.70
    Exercised                                    --               --
    Canceled                                     --               --
                                      -------------    -------------

Outstanding at June 30, 2002              4,400,762             0.73

    Granted                               5,922,351             0.34
    Exercised                                    --               --
    Canceled                               (695,454)            0.88
                                      -------------    -------------

Outstanding at June 30, 2003              9,627,659    $        0.48
                                      =============    =============

         Stock Options

The Company has a stock plan which permits the granting of stock options, including incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted stock. The exercise price for options granted under the stock plan shall be at a price determined at the sole discretion of the compensation committee of the Company's board of directors provided, however, that incentive stock options granted under the plan shall be granted at exercise prices equal to the fair market value on the date of grant (110% for a stockholder holding 10% or more of the outstanding shares of common stock).

The Company has reserved 2,500,000 shares of common stock for issuance under the plan. At June 30, 2003, 1,415,750 shares remained available for grant. Options issued become exercisable over varying periods as provided in the individual plan agreements and have a term of five or ten years.

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


A summary of changes in common stock options during the years ended June 30, 2003 and 2002 is as follows:

                                                         Weighted
                                                         Average
                                                         Exercise
                                                        price per
                                          Options         Share
                                      -------------    -------------
Outstanding at June 30, 2001                923,050    $        1.43

    Granted                                 607,500             0.82
    Exercised                               (38,800)            0.48
    Canceled                               (189,000)            1.95
                                      -------------    -------------

Outstanding at June 30, 2002              1,302,750             1.06

    Granted                                  13,000             0.49
    Exercised                               (94,500)            0.43
    Canceled                               (137,000)            0.90
                                      -------------    -------------

Outstanding at June 30, 2003              1,084,250    $        1.13
                                      =============    =============

Exercisable at June 30, 2003                915,500    $        1.19
                                      =============    =============

As of June 30, 2003, the Company has granted 361,000 options outside the Plan with a weighted average exercise price of $4.26 with a weighted average remaining contractual life of 3.1 years.

The following table summarizes information about stock options outstanding as of June 30, 2003, including those issued outside the Plan:

                                                  Options Outstanding                   Options Exercisable
                                          --------------------------------        -----------------------------
                                             Weighted-
                                              Average           Weighted-                             Weighted-
     Range of                                Remaining           Average                               Average
     Exercise             Number            Contractual         Exercise            Number            Exercise
      Prices            Outstanding            Life               Price           Exercisable           Price
 ----------------      --------------     --------------      ------------        -----------      ------------
 $ 0.38-0.93                  684,000               5.27      $       0.56            530,250      $       0.51
 $ 1.03-3.00                  611,250               5.08      $       2.04            596,250      $       2.05
 $ 3.50-9.25                  150,000               1.27      $       7.53            150,000      $       7.53
 $ 0.38-9.25                1,445,250               4.78      $       1.91          1,276,500      $       2.06


The weighted average fair values of options granted in 2003 and 2002 were as follows:

    Fiscal 2003 grants                                          $ 0.30
    Fiscal 2002 grants                                          $ 0.64

                          VISEON, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 2003 and 2002


NOTE 13 - RETIREMENT SAVINGS PLAN

The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of section 401(K) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. Profit sharing contributions by the Company are completely discretionary. The Company made no contributions during the years ended June 30, 2003 and 2002.


NOTE 14 - RELATED PARTY TRANSACTIONS

         RSI Marketing, LLC

In February 2001, in connection with a marketing agreement with a company to market its products and services, the Company issued the rights to purchase warrants for 1,000,000 shares of its common stock at an exercise price of $0.45. These warrants were valued at $206,300 using the Black-Scholes pricing model. The warrants were issued based on the achievement of gross sales targets by December 2001. The warrants expire in February 2006.

The Company is obligated to pay commissions based on the terms outlined on the agreement. Commission expense and advertising and marketing for the years ended June 30, 2003 and 2002 were $99,359 and $742,283.

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                        2003           2002
                                                                    ------------   ------------
Supplemental disclosures of cash paid for
    interest                                                        $     78,888   $     99,256

Noncash investing and financing activities
    Accounts payable converted to subordinated note payable         $    120,000   $         --
    Common stock issued for accounts payable                        $     74,001   $         --
    Software acquired through the issuance of common stock
      warrants                                                      $         --   $    182,900
    Note payable and accrued interest converted to common
      stock, net of expenses                                        $         --   $    790,000
    Inventory received as payment for other receivable              $         --   $    299,633
    Capital lease payment obligations transferred to accounts
      payable                                                       $         --   $     23,332

NOTE 16 - SUBSEQUENT EVENT (Unaudited)

During October 2003, a warrant holder exercised 1,000,000 warrants at $0.25 per warrant for proceeds of $250,000.

                          VISEON, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                December 31,        June 30,
                                                                     2003             2003
                 Assets                                          (Unaudited)        (Audited)
                                                               --------------    --------------
Current assets:
  Cash                                                         $          377    $        7,784
  Accounts receivable, net of allowance for doubtful
     accounts of $1,000 and $0                                         82,792            46,955
  Inventories, net                                                     35,379             7,079
  Prepaid expenses                                                     49,086            46,573
                                                               --------------    --------------

        Total current assets                                          167,634           108,391

Net property and equipment                                             61,266            71,882

Intangible assets, net                                                196,389           110,898
                                                               --------------    --------------

                        Total assets                           $      425,289    $      291,171
                                                               ==============    ==============

                      Liabilities and Stockholders' Deficit

Current liabilities:
  Subordinated notes payable                                   $      463,334    $      228,296
  Short-term notes payable                                            219,044                --
  Accounts payable                                                  1,428,940         1,840,597
  Accrued expenses                                                    158,605           104,692
                                                               --------------    --------------
        Total current liabilities                                   2,269,923         2,173,585

Long-term liabilities
  Subordinated notes payable, net                                          --            23,333
                                                               --------------    --------------

        Total liabilities                                           2,269,923         2,196,918
                                                               --------------    --------------
Stockholders' deficit:
  Common stock ($.01 par value per share, 50,000,000
     shares authorized, 19,874,286 and 17,829,829
     issued and outstanding)                                          198,743           178,298
  Additional paid-in capital                                       25,322,343        24,179,469
  Accumulated deficit                                             (27,365,720)      (26,263,514)
                                                               --------------    --------------

        Total stockholders' deficit                                (1,844,634)       (1,905,747)
                                                               --------------    --------------

    Total liabilities and stockholders' deficit                $      425,289    $      291,171
                                                               ==============    ==============

See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                     Three Months Ended   Three Months Ended
                                                        December 31,         December 31,
                                                           2003                 2002
                                                     -----------------    -----------------
                                                        (Unaudited)          (Unaudited)
Net sales                                            $          37,161    $         282,534
Cost of goods sold                                              26,800              358,382
Reserve for inventories                                        (66,830)             600,000
                                                     -----------------    -----------------
     Gross profit (loss)                                        77,191             (675,848)

Research and development                                        28,221               20,017
Selling, general, and administrative                           615,744               07,034
                                                     -----------------    -----------------
     Operating loss                                           (566,774)          (1,102,899)

Other income (expense):
   Interest expense                                           (214,939)            (152,882)
   Gain on sale of deferred revenue contracts                       --              314,712
   Other income (expense), net                                      --                1,081
                                                     -----------------    -----------------
     Other income (expense), net                              (214,939)             162,911
                                                     -----------------    -----------------

Loss before extraordinary item                                (781,713)            (939,988)

Gain on extinguishment of debt,
   net of income taxes of $0                                   350,748                   --
                                                     -----------------    -----------------

     Net loss                                        $        (430,965)   $        (939,988)
                                                     =================    =================

Loss before extraordinary item
   per common share - basic                          $           (0.04)   $           (0.06)
Loss before extraordinary item
   per common share - diluted                        $           (0.04)   $           (0.06)
                                                     -----------------    -----------------
Gain on extinguishment
   of debt per common share - basic                  $            0.02    $              --
Gain on extinguishment
   of debt per common share - diluted                $            0.02    $              --
                                                     -----------------    -----------------
Net loss per common share - basic                    $           (0.02)   $           (0.06)
Net loss per common share - diluted                  $           (0.02)   $           (0.06)
                                                     -----------------    -----------------
Weighted average shares outstanding - basic                 19,377,972           14,849,137
Weighted average shares outstanding  - diluted              19,377,972           14,849,137
                                                     -----------------    -----------------

          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                     Six Months Ended     Six Months Ended
                                                        December 31,         December 31,
                                                           2003                 2002
                                                     -----------------    -----------------
                                                        (Unaudited)          (Unaudited)
Net sales                                            $          67,860    $         915,060
Cost of goods sold                                              60,340              927,811
Reserve for inventories                                        (66,830)             600,000
                                                     -----------------    -----------------
     Gross profit (loss)                                        74,350             (612,751)

Research and development                                        29,767               45,206
Selling, general, and administrative                         1,079,064            1,444,070
                                                     -----------------    -----------------
     Operating loss                                         (1,034,481)          (2,102,027)

Other income (expense):
   Interest expense                                           (418,473)            (238,902)
   Gain on sale of deferred revenue contracts                       --              314,712
   Other income (expense), net                                      --               (2,089)
                                                     -----------------    -----------------
     Net Other Income (Expense)                               (418,473)              73,721
                                                     -----------------    -----------------

Loss before extraordinary item                              (1,452,954)          (2,028,306)

Gain on extinguishment of debt,
   net of income taxes of $0                                   350,748                   --
                                                     -----------------    -----------------
     Net loss                                        $      (1,102,206)   $      (2,028,306)
                                                     =================    =================

Loss before extraordinary item per
    common share - basic                             $           (0.07)   $           (0.14)
Loss before extraordinary item per
    common share - diluted                           $           (0.07)   $           (0.14)
                                                     -----------------    -----------------
Gain on extinguishment
    of debt per common share - basic                 $            0.02    $              --
Gain on extinguishment
    of debt per common share - diluted               $            0.02    $              --
                                                     -----------------    -----------------
Net loss per common share - basic                    $           (0.06)   $           (0.14)
Net loss per common share - diluted                  $           (0.06)   $           (0.14)
                                                     -----------------    -----------------
Weighted average shares outstanding - basic                 19,674,689           14,581,520
Weighted average shares outstanding - diluted               19,674,689           14,581,520
                                                     -----------------    -----------------

          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                                           Six Months Ended     Six Months Ended
                                                            December 31,          December 31,
                                                                2003                 2002
                                                          -----------------    -----------------
                                                             (Unaudited)          (Unaudited)
Cash flows from operating activities:
  Net loss                                                $      (1,102,206)   $      (2,028,306)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                                    15,596              194,039
    Amortization of original issue discount                         340,607              176,558
    Compensation related to stock options                            53,391              (89,940)
    Compensation related to issuance of stock                       440,436                   --
    Warrants issued for services                                         --              269,677
    Loss on sale of equipment                                           152                   --
    Gain on sale of deferred revenue contracts                           --             (314,712)
    Reserve for inventories                                         (66,830)             600,000
    Gain on extinguishment of debt                                 (350,748)                  --
    Changes in operating assets and liabilities:
     Accounts receivable, net                                       (35,837)           1,049,938
     Inventories, net                                                38,530              407,710
     Prepaid expenses                                                (2,513)               4,846
     Checks issued in excess of cash in bank                             --              (51,919)
     Accounts payable                                                69,338               24,819
     Accrued expenses                                                54,055              (20,242)
     Deferred revenue                                                    --               16,003
                                                          -----------------    -----------------
Net cash provided by (used in)
   operating activities                                            (546,029)             238,471
                                                          -----------------    -----------------

Cash flows from investing activities:
   Proceeds from sale of equipment                                    1,000                   --
   Payments for patent costs                                        (91,623)                  --
   Purchases of software, property and equipment                         --               (5,283)
   Proceeds from sale of deferred revenue contracts                      --                    1
                                                          -----------------    -----------------
      Net cash used in investing activities                         (90,623)              (5,282)
                                                          -----------------    -----------------



          See accompanying notes to consolidated financial statements.

                          VISEON, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                         (continued from previous page)

                                                          Six Months Ended      Six Months Ended
                                                             December 31,        December 31,
                                                                2003                 2002
                                                          -----------------    -----------------
                                                             (Unaudited)          (Unaudited)
Cash flows from financing activities:
   Net repayments on revolving credit facility                           --             (683,021)
   Payments of capital lease obligations                                 --               (4,017)
   Payments of subordinated notes payable                          (110,000)                  --
   Proceeds from subordinated notes payable                         110,000               66,000
   Proceeds from short term notes payable                           155,000
   Proceeds from exercise of common stock warrants                  350,000
   Proceeds from sale of common stock warrants                        5,000
   Proceeds from issuance of common stock                                --              350,000
   Proceeds from exercise of common stock options                   119,245               40,512
                                                          -----------------    -----------------

Net cash provided by (used in)
    financing activities                                            629,245             (230,526)
                                                          -----------------    -----------------

       Net change in cash                                            (7,407)               2,663


Cash at beginning of period                               $           7,784    $              --
                                                          -----------------    -----------------


Cash at end of period                                     $             377    $           2,663
                                                          =================    =================

Supplemental cash flow information:
  Cash paid for interest, net of original
     issue discount                                       $          44,665    $          88,902
                                                          =================    =================

Noncash investing and financing activities:
   Accounts payable converted to common stock             $         130,246    $              --
   Short-term notes converted into common stock
      and warrants                                                   65,000                   --



          See accompanying notes to consolidated financial statements.

                                  VISEON, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

1. DESCRIPTION OF THE BUSINESS:

Viseon, Inc. (the "Company"), a Nevada corporation formerly known as "RSI Systems, Inc.", historically has been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Philips Electronics, N.V. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary Viseon, Inc. in order to change the domicile of the Company to Nevada from Minnesota and to effect a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the "Common Stock").

In January 2003, the Company changed its focus from being a group videoconferencing systems manufacturer and reseller to a desktop and consumer video communications systems developer, manufacturer and reseller. The only measurable revenues that the Company is currently realizing are a result of sales of the VisiFone(TM), the Company's personal videophone which operates on broadband networks.

The VisiFone products are low-cost broadband videophone communication devices which can be used by both consumers and businesses. The VisiFone is a self-contained system that does not require a PC or any external equipment for its operation and the VisiFoneTV model utilizes a standard television monitor for display. Both VisiFone models operate on any broadband connection and home or office network including high-speed Internet connections via DSL or cable modem. The VisiFone is available as either an ITU Standard, H.323 compliant system which is compatible with most corporate video conferencing systems or as a Session-Initiation-Protocol (SIP) compliant device which is compatible with many of the emerging Voice Over Internet Protocol (VoIP) telephony networks. The VisiFone can be used in corporate applications and is priced such that it also has significant potential to be sold to residential consumers who have subscribed to broadband Internet access via cable modem or DSL of which there are currently over 24,000,000 subscribers in the U.S.


In addition to the sales of video communication devices, the Company has generated revenues in prior years from its intellectual property portfolio which includes U.S. and foreign patents related to video communications. The Company intends to enter into additional agreements whereby it may grant a license of its intellectual property to third parties in furtherance of developing proprietary consumer broadband videophone products and services.

The Company plans on undertaking the continued development of VisiFone products and related services jointly with suitable, established developers and manufacturers. The Company is currently in the process of identifying and selecting prospective partners for the completion of its next generation of VisiFone products and services. The Company has also become a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products and services along with its own products.

The Company is now selling VisiFone's in a variety of test markets in small quantities. The current marketing strategy targets corporations with widespread operations across regional, national and international boundaries as well as residential consumers who have historically not purchased video communication devices in the past. The Company has also provided VisiFone's for trials by a number of providers of consumer broadband services via DSL or cable modem. The Company's objective is to have these providers offer the VisiFone to their broadband consumers either as a stand-alone service or in conjunction with their Voice Over Internet Protocol (VOIP) offerings. These broadband providers include the major U.S. cable television multi-system operators and telephone companies, both of which are actively marketing their high-speed internet access offerings to consumers and businesses.

All of these developments have affected and will continue to affect the Company's financial model in terms of margins, cash flow requirements and capital needs. The Company has a limited operational history with respect to the sales of broadband videophones. There can be no assurance that the Company will be able to succeed in implementing its strategy or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

2. BASIS OF PRESENTATION:

The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the consolidated financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's June 30, 2003 consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-KSB.

The consolidated financial statements include the accounts of Viseon, Inc. and its wholly owned subsidiaries, RSI Systems Ltd. a subsidiary in the United Kingdom and Viseon PVT, Inc., a Nevada Corporation.

The consolidated financial statements reflect all adjustments, of a normal recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim periods. Operating results for the three and six months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the full year.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Capitalized Software Costs. Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance are capitalized, when material. At December 31, 2003 and June 30, 2003, the Company had $1,998 and $2,758 respectively of unamortized computer software costs, including software acquired.

Liquidity. The Company has incurred losses from operations and negative cash flows for the six months ended December 31, 2003. In addition, the Company was unable to repay interest and principal on its debt when due (see Note 4). Together with a working capital deficit at December 31, 2003, these conditions raise concerns about the Company's ability to generate positive cash flows and fund operations on an ongoing basis.

Management plans to try to increase sales and improve operating results through
(i) increased marketing and direct sales activities to corporate customers and consumers; (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers; (iii) continued measures to minimize overhead and (iv) initiatives to monetize our intellectual property rights. Management believes that funds generated from operations will not be sufficient to cover cash needs in the foreseeable future and the Company will continue to rely on short term loans, private equity placements and/or funds generated from the exercise of outstanding warrants and options to provide funds for operating activities. There can be no assurance that the Company will be able to continue to fund its operations. Management will continue to seek additional financing in addition to expanding its efforts to conserve cash through further expense reductions. There can be no assurance that the Company will be successful in achieving these objectives, becoming profitable, or continuing its business without interruption. Our failure to achieve the objectives outlined above or execute an alternative plan may ultimately result in the permanent cessation of our business.

Intangible Assets. The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Covenants not to compete were amortized using the straight-line method over the term of the covenants. At June 30, 2003, these covenants were considered impaired and were written off. Accumulated amortization of intangible assets was $36,365 and $30,234 at December 31, 2003 and June 30, 2003 respectively.

Revenue Recognition. The Company records sales revenue at the time products are delivered. The Company ensures the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission (SEC).

The SEC issued Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses these criteria to determine whether revenue can be recognized currently.

Accounts Receivable Reserves. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. If the financial condition of the Company's customers declines resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory Valuation. The Company writes down excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about product life cycles, demand for the Company's products, market conditions and other pertinent factors. If actual product life cycles, product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required in future periods. The inventory valuation reserve was $66,981 and $135,461 at December 31, 2003 and June 30, 2003, respectively.

Gain on extinguishment of debt. During the three months ended 12/31/03, the Company negotiated a discounted repayment related to amounts owed to creditors. Based on this discount, the Company recorded a gain on extinguishment of debt of $350,748 which is reflected as an extraordinary item in the accompanying statement of operations. The settlement of payables that took place during the quarter ended December 31, 2003 is not an activity that occurs in the ordinary course of business. This transaction is not typical in the environment in which the Company operates. This type of transaction has not taken place prior to this event. Therefore, the Company has recorded the recent transaction as an extraordinary gain.

Net Loss Per Common Share. Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing net loss by the sum of the weighted average number of common shares outstanding plus the number of common share equivalents that represent all additional shares of common stock that would have been outstanding if all potentially dilutive securities (primarily stock options, stock warrants and convertible debt) had been exercised. All options and warrants outstanding during the three months and six months ended December 31, 2003 and 2002 were anti-dilutive.

4. DEBT:

Senior Notes. Prior to June 2003, the Company maintained a line of credit facility with a bank. In June 2003, two qualified investors purchased the remaining balance of the indebtedness owed by the Company to its previous lender in the amount of $386,706, which had matured. Following the consummation of that transaction, the Company issued two new notes, convertible into common stock of the Company, in the amount of $193,353 each, in exchange for the debt purchased by the investors. These notes become due and payable in full on December 31, 2004. The Company also issued five-year warrants to these lenders to purchase 1,289,020 common shares at $0.30 per share and requiring 90-day notice by the holder of the notes prior to exercise. The notes require payment of interest quarterly at an annual interest rate of 12% and are secured by substantially all assets of the Company. These notes are convertible into common stock of the Company, at the lenders' option, at a conversion rate of one common share for each $0.30 of principal and interest outstanding upon 90-day notice from the holder to the Company. The approximate trading price of the Company's common stock at the time of the issuance of the notes and warrants was $.30 per share. Proceeds of $386,706 were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $386,706 (the fair value of the warrants) is being amortized over the life of the notes using the straight-line method, which approximates the interest method. The Company has not made any required quarterly interest payments on the notes.

Subordinated Notes. In June 2002, the Company sold to two private investors its convertible secured subordinated notes in an aggregate principal amount of $300,000 due in June 2003. The notes are secured by substantially all of the Company's assets and are subordinated to the Company's senior lenders. The notes provide for interest payments quarterly at an annual rate of 12%. These notes provide for conversion, at the lenders' option, into shares of the Company's common stock at a conversion rate of one share for each $.55 of principal outstanding. Each purchaser of these notes also received a five-year warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In connection with the sale of these notes, the Company also issued a five-year warrant to purchase 38,182 common shares at a purchase price of $0.55 per share. This warrant was issued to one of the private investors for services provided. During June 2003, upon the maturity of the original notes, the Company and the lenders' agreed to extend the due date to December 31, 2003, adjusted the conversion rate under the original note agreements and cancelled the existing warrants. The Company issued a new five-year warrant to the two lenders to purchase 999,999 common shares at $0.30 per share, the approximate market price of the Company's common stock during the time of the extension negotiations. The warrants may be exercised upon 90-day notice from the warrant holder to the Company. The conversion rate was adjusted to one common share for each $0.30 of principal and interest outstanding with conversion requiring 90-day notice to the Company from the holder. The approximate trading price of the Company's common stock at the time of the issuance of the new notes and warrants was $.30 per common share. The new warrants were valued using the Black-Scholes pricing model. The resulting original issue discount of $71,704 (the fair value of the warrants) is being amortized over the life of the notes using the straight-line method, which approximates the interest method. The Company has not made the required quarterly interest payments on the notes in September and December 2003 and did not repay the notes upon maturity in December 2003.

During May 2003, the Company converted a past-due account payable to a vendor in the amount of $300,000 into its convertible secured subordinated note in the principal amount of $300,000. This note provides for conversion, at the note holder's option, into shares of the Company's common stock at a conversion rate of one share for each $.30 of outstanding principal and interest due on the note. The note holder also received a five-year warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of this note, for an aggregate number of 1,000,000 warrant shares. The conversion of the note and the exercise of the warrant require a 90 day notice to the Company. The note is secured by substantially all of the Company's assets and is subordinated to the senior notes, matures November 2004, and requires semi-annual interest payments at annual rate of 12%. The approximate trading price of the Company's common stock at the time of the issuance of the new notes and warrants was $.30 per common share The conversion of the account payable of

$300,000 was allocated between the note and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants) is being amortized over the life of the notes using the straight-line method, which approximates the interest method. The Company has not made the required semi-annual interest payment in November 2003.

During May 2003, the Company also converted a past-due account payable to a vendor in the amount of $120,000 into its convertible secured subordinated note in the principal amount of $120,000. This note provides for conversion, at the note holder's option, into shares of the Company's common stock at a conversion rate of one share for each $.30 of outstanding principal and interest due on the note. The note holder also received a five-year warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of this note, for an aggregate number of 400,000 warrant shares. The conversion of the note and the exercise of the warrant require a 90 day notice to the Company. The holder may also elect to convert accrued interest at the same rate. The note is secured by substantially all of the Company's assets and is subordinated to the senior notes, matures November 2004 and requires semi-annual interest payments at an annual rate of 12%. The approximate trading price of the Company's common stock at the time of the issuance of the new notes and warrants was $.30 per common share. The conversion of the account payable of $120,000 was allocated between the note and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $120,000 (the fair value of the warrants) is being amortized over the life of the notes using the straight-line method, which approximates the interest method. The Company has not made the required semi-annual interest payment in November, 2003.

As of December 31, 2003, the Company obtained a waiver from each of its senior and subordinated convertible note holders for its failure to make quarterly interest payments when due, and where applicable, to repay the notes on maturity. The terms of the waiver require the Company to repay all accrued interest and past-due principal balances no later than March 31, 2004. The waiver also clarified the Company's obligation to include all of the underlying common shares for both the convertible note and warrants associated with the indebtedness in the Company's next registration statement filing. The cumulative past due interest owed by the Company to its convertible debt holders was approximately $113,400 at December 31, 2003. The cumulative past due principal balance owed by the Company to its convertible debt holders was approximately $1,100,000 at December 31, 2003. The Company received unsecured short term loans from different sources in the amount of $155,000 during the quarter ended December 31, 2003. The outstanding balances of these notes become due and payable February 29, 2004.

5. COMMITMENTS AND CONTINGENCIES:

a)   Manufacturing Agreement

     On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (the "Manufacturer"). Pursuant to this agreement, the Manufacturer agrees to produce the Company's video conferencing products including the MediaPro(R) and warrants that all products will be free from defects in material and workmanship for twelve months from the date the Company ships any such product to the customer or fifteen months from the date the Manufacturer ships to the Company, whichever comes first. The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

     On June 30, 2003, the Company and the Manufacturer agreed that the Company would no longer place orders for its MediaPro384(R) group videoconferencing product line from the Manufacturer. The agreement has not yet been terminated; however, the Company and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of the agreement and the Company has accrued an estimate of that potential liability of $518,500. The total disputed amount is approximately $1,127,000 including the $518,500.

b)   Investor and Recruitment Agreement

     In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring senior management, the Company issued warrants to purchase 500,000 shares of its common stock at a price of $.45 per share, above the then current market price of Viseon Common Shares. Of these, 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. In addition, 450,000 warrants vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement, which to date have not been met. In connection with the agreement, 37,500 warrants vested and were valued at $7,735 using the Black-Scholes pricing model during the second quarter of fiscal year 2004. As of December 31, 2003, 412,500 warrants vested and were valued at $85,094 using the Black-Scholes pricing model. The warrants expire in February 2006.

c) The Company is subject to certain litigation and claims arising in the ordinary course of business primarily related to overdue accounts payable.


6.   Stockholders Deficit

     For the three months ended December 31, 2003, 279,248 shares were issued pursuant to the 2003 Consultant Compensation Plan in payment of approximately $312,473 in services rendered.

     During October 2003, a warrant holder exercised an existing warrant to purchase 1,000,000 shares of common stock at $0.25 per share, generating proceeds of $250,000 and another existing warrant holder exercised a warrant to purchase 166,666 of common stock at $0.60 per share generating proceeds of $100,000.

     During October 2003, the Company sold a five-year warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share for $5,000. The Company also exchanged two five-year warrants to purchase 250,000 shares (each) of common stock at $1.10 per share in satisfaction of short-term notes payable of $65,000.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.7502 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

     The Company's Bylaws permit indemnification in accordance with Section
78.751 of the NGCL. The Company's Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director's fiduciary duty.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. The estimated expenses set forth below, will be borne by the Company.

                  Item                                                      Amount
                  SEC Registration Fee .....................................$ 7,240
                  Legal Fees and Expense ...................................$35,000
                  Accounting Fees and Expenses .............................$ 5,000
                  Printing .................................................$ 9,500
                                                                            -------

                  Total ....................................................$56,740

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In the months of March and April 2004, the Company sold to a total of 40 accredited investors convertible preferred stock and warrants in private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. A total of 338 shares of Series A Convertible Preferred Stock were sold in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). The placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of common stock The issuances of the preferred stock and the warrants are claimed to be exempt, and the issuance of the common stock into which the preferred stock may be converted and the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act "). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.


     In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim, Inc., the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E.
M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to all accredited investors (except for one unaccredited investor that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

     In the month of December 2003, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at $0.84 per share to an individual who is accredited investor in exchange for consulting services. Exercise of this warrant requires the holder to provide the company with 90 days notice prior to exercise. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only one accredited investor, and were restricted in accordance with the requirements of the Securities Act of 1933.

     In October 2003, the Company sold a warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share in consideration of $5,000 and the additional warrants to accredited investors to purchase 500,000 shares of common stock at $1.10 for total consideration of $65,000 related to the conversion of short-term notes payable of $65,000. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and

Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and were restricted in accordance with the requirements of the Securities Act of 1933.

     On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Exim Corporation, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Exim Corporation (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

     On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Henry Mellon, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Mellon (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

     On June 13, 2003, the Company issued to Wire One Technologies, Inc. (an accredited investor) 211,433 shares of the Company's common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.40. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Wire One Technologies, Inc. (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

     During May 2003, the Company agreed to convert currently payable short term indebtedness into a long term, convertible, secured, promissory note, which the Company effectuated by issuing a promissory note payable to Carbone Holdings, LLC in the principal amount of $300,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $332,345 was converted into 1,107,816 shares of common stock. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

     During May 2003, the Company agreed to convert a short-term debt into a long-term convertible secured promissory note, which the Company effected by issuing a promissory note payable to Active Management, LLC in the principal amount of $120,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company's common stock at the conversion price of thirty cents per share. . In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $138,171 was converted into 460,570 shares of common stock. In partial consideration of this agreement, Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active

Management, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

     During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby said investors agreed to purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering. During October 2003, Henry Harris, Sr. exercised his warrant in full and acquired 1,000,000 shares of common stock at a per-share purchase price of $.25. The issuances of the common stock and the warrants and the issuance of the 1,000,000 warrant shares to Henry Harris, Sr. are claimed to be exempt, and the issuance of the common stock underlying the warrants held by Henry Harris, Jr. will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended (the "Act"). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Messrs. Harris and Harris (both accredited investors), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

     During September 2002, the Company issued an aggregate of 583,332 shares of common stock to three accredited investors (Schottenfeld Qualified Associates, LP, Lamont Harris and Mellon Family Trust) at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.60 for each share of common stock received in this offering. Additionally, in consideration of services performed the Company issued a warrant to purchase 350,000 shares of common stock of the Company at a per-share exercise price of $.60 to a third party accredited investor. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act "). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only three investors named above (each an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

During June 2002, the Company sold to one accredited investor (E.M. Norwood) and another unaccredited but sophisticated investor (Judas, Inc.) its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provided for their conversion into shares of the Company's common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In June 2003, following a default by the Company in the payment of interim interest payments pursuant to the notes, the company and each purchaser entered into an agreement amending the terms of the original notes whereby the purchasers waived the existing defaults and extended the repayment terms of the notes in consideration of the Company reducing the conversion rate and exercise price of the warrants from a conversion rate of one share for each $.55 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes to a conversion rate of one share for each $.30 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of these notes, issuing an additional 454,545 warrants collectively, for an aggregate total of 999,999 warrant shares. In March 2004, the entire balance owed pursuant to each note, including all interest accrued thereon totaling $121,377 and $242,755 was converted into 404,591 and 809,183 shares of common stock respectively. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and Judas, Inc. (an unaccredited investor, but one that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

     On March 4, 2002, the Company granted John C. Harris 250,000 options at an exercise price of $.66 per share.

ITEM 27. EXHIBITS

EXHIBIT INDEX

Exhibit No.                              Description
2.1               Plan of Merger between RSI Systems, Inc. and Viseon, Inc.
                  (filed as Exhibit 10.40 to the Company's March 2001 10-QSB and
                  incorporated herein by reference).

3.1               Articles of Incorporation of Viseon, Inc. (filed as Exhibit
                  3.1 to the Company's S-2/A Registration Statement dated July
                  25, 2001 and incorporated herein by reference).

3.2 Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1 to the Company's S-2 Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.3               Bylaws of Viseon, Inc. (filed as Exhibit 3.1 to the Company's
                  S-2/A Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.4 Certificate of Amendment of Articles of Incorporation (filed herewith).

4.1               Form of Warrant granted to RSI Marketing, LLC. (Filed as
                  Exhibit A to Exhibit 10.36 to the Company's March 31, 2001
                  10-QSB and incorporated herein by reference).

4.2               Form of Warrant granted to Active Management, LLC. (filed as
                  Exhibit A to Exhibit 10.38 to the Company's March 31, 2001
                  10-QSB and incorporated herein by reference).

4.3               Certificate of Designation Establishing the Series A Preferred
                  Stock of Viseon, Inc. (filed as Exhibit 4.1 to the Company's
                  Form 8-K dated March 18, 2004 and incorporated herein by reference)

4.4               Form of Series A-1 Common Stock Purchase Warrant (filed as
                  Exhibit 4.2 to the Company's Form 8- K dated March 18, 2004 and incorporated herein by reference).

4.5               Form of Series A-2 Common Stock Purchase Warrant (filed as
                  Exhibit 4.3 to the Company's Form 8- K dated March 18, 2004 and incorporated herein by reference).

5.1               Opinion of Randall W. Heinrich, sole principal of Randall W.
                  Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC. - To be filed by amendment

10.1              1994 Stock Plan. (filed as Exhibit 10.5 to the SB-2
                  Registration Statement and incorporated herein by reference).

10.2              Manufacturing Agreement with Altron, Inc. dated August 10,
                  1996 (filed as Exhibit 10.21 to the Form 10-KSB Annual Report of the Company for 1996, File No. 000-27106 (the "Company's
                  1996 10-KSB") and incorporated herein by reference).

10.3              Registration Rights Agreement by and between Company and
                  Digital Investors, LLC, dated as of February 23, 2001 (filed as Exhibit 10.35 to Company's March 2001 10-QSB the Form
                  10-QSB Report of the Company for Period ended March 31, 2001,
                  File No. 000-27106 (the "Company's March 2001 10-QSB" and incorporated herein by reference).

10.4              Registration Rights Agreement by and between Company and RSI
                  Marketing, LLC, dated as of February 23, 2001 (filed as
                  Exhibit 10.37 to Company's March 2001 10-QSB and incorporated herein by reference).

10.5              Registration Rights Agreement by and between Company and
                  Active Management, LLC, dated as of February 23, 2001 (filed as Exhibit 10.39 to Company's March 2001 10-QSB and incorporated herein by reference).

10.6 Exclusive Distribution Agreement (filed as Exhibit 10.61 to the Company's 2002 10-KSB and incorporated herein by reference).

10.7              Promissory Note between the Company and EXIM Corporation
                  (filed as Exhibit 23.3 to the Company's SB-2/A Registration
                  Statement dated August 1, 2003 and incorporated herein by reference).

10.8              Promissory Note between the Company and Henry Mellon dated
                  (filed as Exhibit 23.4 to the Company's SB-2/A Registration
                  Statement dated August 1, 2003 and incorporated herein by reference).

10.9              Assignment of Note and Liens (filed as Exhibit 10.24 to the
                  Form 10-KSB Annual Report of the Company for 2003 File No.
                  000-27106 (the "Company's 2003 10-KSB") and incorporated herein by reference).

10.10 Third Amendment to Loan Agreement (filed as Exhibit 10.25 to the Company's 2003 10-KSB and incorporated herein by reference).

10.11 Warrant in favor of Henry Mellon (filed as Exhibit 10.26 to the Company's 2003 10-KSB and incorporated herein by reference).

10.12 Warrant in favor of EXIM Corporation (filed as Exhibit 10.27 to the Company's 2003 10-KSB and incorporated herein by reference).

10.13 Warrant in favor of EXIM Corporation (filed as Exhibit 10.28 to the Company's 2003 10-KSB and incorporated herein by reference).

10.14 Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.29 to the Company's 2003 10-KSB and incorporated herein by reference).

10.15             Registration Rights Agreement in favor of EXIM Corporation
                  (filed as Exhibit 10.30 to the Company's 2003 10-KSB and incorporated herein by reference).

10.16             Piggyback Registration Rights Agreement in favor of Henry
                  Mellon (filed as Exhibit 10.31 to the Company's 2003 10-KSB and incorporated herein by reference).

10.17             Piggyback Registration Rights Agreement in favor of EXIM
                  Corporation (filed as Exhibit 10.32 to the Company's 2003
                  10-KSB and incorporated herein by reference).

10.18 Agreement with Comlink Video regarding purchase of group videoconferencing assets (filed as Exhibit 10.61 to the Company's 2003 10-KSB and incorporated herein by reference).

10.19 Warrant in favor of Henry Mellon (filed as Exhibit 10.33 to the Company's 2003 10-KSB and incorporated herein by reference).

10.20             Promissory Note between the Company and Judas, Inc. dated June
                  30, 2002 (filed as Exhibit 10.34 to the Company's 2003 10-KSB and incorporated herein by reference).

10.21             Agreement Amending Promissory Note between the Company and
                  Judas, Inc. (filed as Exhibit 10.35 to the Company's 2003
                  10-KSB and incorporated herein by reference).

10.22             Warrant in favor of Judas, Inc. (filed as Exhibit 10.36 to the
                  Company's 2003 10-KSB and incorporated herein by reference).

10.23             Warrant in favor of Judas, Inc. (filed as Exhibit 10.37 to the
                  Company's 2003 10-KSB and incorporated herein by reference).

10.24             Piggyback Registration Rights Agreement in favor of Judas,
                  Inc. (filed as Exhibit 10.39 to the Company's 2003 10-KSB and incorporated herein by reference).

10.25             Promissory Note between the Company and Michelle Norwood dated
                  June 30, 2002 (filed as Exhibit 10.40 to the Company's 2003
                  10-KSB and incorporated herein by reference).

10.26             Agreement Amending Promissory Note between the Company and
                  Michelle Norwood (filed as Exhibit 10.41 to the Company's 2003
                  10-KSB and incorporated herein by reference).

10.27 Warrant in favor of Michelle Norwood (filed as Exhibit 10.42 to the Company's 2003 10-KSB and incorporated herein by reference).

10.28 Warrant in favor of Michelle Norwood (filed as Exhibit 10.43 to the Company's 2003 10-KSB and incorporated herein by reference).

10.29             Piggyback Registration Rights Agreement in favor of Michelle
                  Norwood (filed as Exhibit 10.44 to the Company's 2003 10-KSB and incorporated herein by reference).

10.30 Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003
                  (filed as Exhibit 10.45 to the Company's 2003 10-KSB and incorporated herein by reference).

10.31             Promissory Note between the Company and Carbone Holdings,
                  L.L.C. dated May 31, 2003 (filed as Exhibit 10.46 to the
                  Company's 2003 10-KSB and incorporated herein by reference).

10.32 Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Active Management, L.L.C. dated May 31, 2003
                  (filed as Exhibit 10.47 to the Company's 2003 10-KSB and incorporated herein by reference).

10.33             Promissory Note between the Company and Active Management,
                  L.L.C. dated May 31, 2003 (filed as Exhibit 10.48 to the
                  Company's 2003 10-KSB and incorporated herein by reference).

10.34             Form of Series A Convertible Preferred Stock and Warrants
                  Purchase Agreement (filed as Exhibit 4.1 to the Company's Form
                  8-K dated April 19, 2004 and incorporated herein by reference).

10.35 Form of Registration Rights Agreement (filed as Exhibit 4.2 to the Company's Form 8-K dated April 19, 2004 and incorporated herein by reference).

10.36             Placement Agency Agreement between the Company and Puglisi &
                  Company, Inc., dated February 23, 2004 (filed herewith).

23.1              Consent of Virchow, Krause & Company, LLP (filed herewith).

23.2              Consent of Randall W. Heinrich, sole principal of Randall W.
                  Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC - To be filed by amendment

24.1 Power of attorney from directors (included in signature page of this Registration Statement).

99.1              The Company's Year 2003 Consultant Compensation Plan (filed as
                  Exhibit 4.1 to the Company's Registration Statement on Form
                  S-8 (SEC File No. 333-102551) filed January 16, 2003.

99.2              The Company's 1994 Stock Plan (filed as Exhibit 4.1 to the
                  Company's Registration Statement on Form S-8 (SEC File No.
                  333-62573).

ITEM 28.  UNDERTAKINGS

         A. The undersigned Registrant will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

            (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

            (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on May 6, 2004.

                                    VISEON, INC.


                                    By /s/ John C. Harris
                                    --------------------------
                                    John C. Harris,
                                    Chief Executive
                                    Officer and President

                                POWER OF ATTORNEY

         The undersigned directors and officers of Viseon, Inc. (other than John
C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                        Title                                        Date

/s/ John C. Harris                  Director; Chief Executive                        May 6,  2004
------------------                  Officer and President;
John C. Harris                      (Principal Executive Officer)


/s/ Robert A. Wolf                  Chief Financial Officer                          May 6,  2004
------------------                  (Principal Financial Officer
Robert A. Wolf                      and Principal Accounting Officer)


/s/ Gerald Dube                     Director                                         May 6,  2004
----------------
Gerald Dube


/s/ W.R. Howell                     Director                                         May 6,  2004
------------------
W.R. Howell


/s/ Charles Rey                     Director                                         May 6,  2004
------------------
Charles Rey

/s/ Brian Day                       Director                                         May 6,  2004
-----------------
Brian Day